                          REVOLVING CREDIT AGREEMENT

                          dated as of April 19, 2002

                                     among

                                 WATSCO, INC.

                                  as Borrower

                  THE LENDERS FROM TIME TO TIME PARTY HERETO

                                      and

                                 SUNTRUST BANK

                            as Administrative Agent

================================================================================

                   SUNTRUST ROBINSON HUMPHREY CAPITAL MARKETS,
                  A DIVISION OF SUNTRUST CAPITAL MARKETS, INC.

                        as Lead Arranger and Book Manager

                                TABLE OF CONTENTS

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
ARTICLE I DEFINITIONS; CONSTRUCTION...............................................................................1
     Section 1.1    Definitions...................................................................................1
     Section 1.2    Classifications of Loans and Borrowings......................................................17
     Section 1.3    Accounting Terms and Determination...........................................................17
     Section 1.4    Terms Generally..............................................................................17

ARTICLE II AMOUNT AND TERMS OF THE COMMITMENTS...................................................................17
     Section 2.1    General Description of Facilities............................................................17
     Section 2.2    Revolving Loans..............................................................................18
     Section 2.3    Procedure for Revolving Borrowings...........................................................18
     Section 2.4    Swingline Loans..............................................................................18
     Section 2.5    Procedure for Swingline Borrowing; Etc.......................................................18
     Section 2.6    Funding of Borrowings........................................................................19
     Section 2.7    Interest Elections...........................................................................20
     Section 2.8    Optional Reduction and Termination of Commitments; Extension of Commitments..................21
     Section 2.9    Repayment of Loans...........................................................................21
     Section 2.10   Evidence of Indebtedness.....................................................................22
     Section 2.11   Prepayments..................................................................................22
     Section 2.12   Interest on Loans............................................................................23
     Section 2.13   Fees.........................................................................................23
     Section 2.14   Computation of Interest and Fees.............................................................24
     Section 2.15   Inability to Determine Interest Rates........................................................24
     Section 2.16   Illegality...................................................................................24
     Section 2.17   Increased Costs..............................................................................25
     Section 2.18   Funding Indemnity............................................................................25
     Section 2.19   Taxes........................................................................................26
     Section 2.20   Payments Generally; Pro Rata Treatment; Sharing of Set-offs..................................27
     Section 2.21   Mitigation of Obligations; Replacement of Lenders............................................28
     Section 2.22   Letters of Credit............................................................................28

ARTICLE III CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT..................................................31
     Section 3.1    Conditions To Effectiveness..................................................................31
     Section 3.2    Each Credit Event............................................................................33
     Section 3.3    Delivery of Documents........................................................................33

ARTICLE IV REPRESENTATIONS AND WARRANTIES........................................................................33
     Section 4.1    Existence; Power.............................................................................33
     Section 4.2    Organizational Power; Authorization..........................................................34
     Section 4.3    Governmental Approvals; No Conflicts.........................................................34
     Section 4.4    Financial Statements.........................................................................34
     Section 4.5    Litigation and Environmental Matters.........................................................34
     Section 4.6    Compliance with Laws and Agreements..........................................................35
     Section 4.7    Investment Company Act, Etc..................................................................35
     Section 4.8    Taxes........................................................................................35
     Section 4.9    Margin Regulations...........................................................................35
     Section 4.10   ERISA........................................................................................35
     Section 4.11   Ownership of Property........................................................................35
     Section 4.12   Disclosure...................................................................................35
     Section 4.13   Labor Relations..............................................................................36
     Section 4.14   Major Distribution Agreements................................................................36
     Section 4.15   Principal Place of Business..................................................................36
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     Section 4.16   Solvency.....................................................................................36
     Section 4.17   Senior Debt. The Obligations constitute senior debt for purposes of all subordinated debt facilities, if any..........................................................................................36
     Section 4.18   Subsidiaries.................................................................................36

ARTICLE V AFFIRMATIVE COVENANTS..................................................................................36
     Section 5.1    Financial Statements and Other Information...................................................36
     Section 5.2    Notices of Material Events...................................................................37
     Section 5.3    Existence; Conduct of Business...............................................................38
     Section 5.4    Compliance with Laws, Etc....................................................................38
     Section 5.5    Payment of Obligations.......................................................................38
     Section 5.6    Books and Records............................................................................39
     Section 5.7    Visitation, Inspection, Etc..................................................................39
     Section 5.8    Maintenance of Properties; Insurance.........................................................39
     Section 5.9    Use of Proceeds and Letters of Credit........................................................39
     Section 5.10   Additional Subsidiaries......................................................................39
     Section 5.11   Compliance with Major Distribution Agreements................................................39

ARTICLE VI FINANCIAL COVENANTS...................................................................................39
     Section 6.1    Leverage Ratio...............................................................................40
     Section 6.2    Interest Coverage Ratio......................................................................40
     Section 6.3    Consolidated Net Worth.......................................................................40
     Section 6.4    Consolidated Total Debt to Consolidated Total Capitalization Ratio...........................40
     Section 6.5    Minimum Asset Coverage.......................................................................40

ARTICLE VII NEGATIVE COVENANTS...................................................................................40
     Section 7.1    Indebtedness.................................................................................40
     Section 7.2    Negative Pledge..............................................................................41
     Section 7.3    Fundamental Changes..........................................................................42
     Section 7.4    Investments, Loans, Capital Expenditures, Etc................................................42
     Section 7.5    Restricted Payments..........................................................................43
     Section 7.6    Sale of Assets...............................................................................44
     Section 7.7    Transactions with Affiliates.................................................................44
     Section 7.8    Restrictive Agreements.......................................................................44
     Section 7.9    Sale and Leaseback Transactions..............................................................45
     Section 7.10   Hedging Agreements...........................................................................45
     Section 7.11   Amendment to Material Documents..............................................................45
     Section 7.12   Accounting Changes...........................................................................45

ARTICLE VIII EVENTS OF DEFAULT...................................................................................45
     Section 8.1    Events of Default............................................................................45

ARTICLE IX THE ADMINISTRATIVE AGENT..............................................................................47
     Section 9.1    Appointment of Administrative Agent..........................................................47
     Section 9.2    Nature of Duties of Administrative Agent.....................................................48
     Section 9.3    Lack of Reliance on the Administrative Agent.................................................48
     Section 9.4    Certain Rights of the Administrative Agent...................................................48
     Section 9.5    Reliance by Administrative Agent.............................................................49
     Section 9.6    The Administrative Agent in its Individual Capacity..........................................49
     Section 9.7    Successor Administrative Agent...............................................................49

ARTICLE X MISCELLANEOUS..........................................................................................49
     Section 10.1   Notices......................................................................................49
     Section 10.2   Waiver; Amendments...........................................................................51
     Section 10.3   Expenses; Indemnification....................................................................51
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     Section 10.4   Successors and Assigns.......................................................................52
     Section 10.5   Governing Law; Jurisdiction; Consent to Service of Process...................................54
     Section 10.6   Waiver Of Jury Trial.........................................................................54
     Section 10.7   Right of Setoff..............................................................................55
     Section 10.8   Counterparts; Effectiveness of Agreement; Integration........................................55
     Section 10.9   Survival.....................................................................................55
     Section 10.10  Severability.................................................................................55
     Section 10.11  Confidentiality..............................................................................55
     Section 10.12  Interest Rate Limitation.....................................................................56
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                                      iii

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

         THIS REVOLVING CREDIT AGREEMENT (this "Agreement") is made and entered into as of April 19, 2002, by and among WATSCO, INC., a Florida corporation (the "Borrower"), the several banks and other financial institutions from time to time party hereto (the "Lenders"), and SUNTRUST BANK, in its capacity as Administrative Agent for the Lenders (the "Administrative Agent").

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, the Borrower has requested that the Lenders establish a $225,000,000 senior revolving credit facility with a $15,000,000 swingline and a $10,000,000 letter of credit sub-facility thereunder for the Borrower;

         WHEREAS, subject to the terms and conditions of this Agreement, the Lenders severally, to the extent of their respective Commitments, are willing to establish the requested revolving credit facility for the Borrower.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders and the Administrative Agent agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

                  Section 1.1 Definitions. In addition to the other terms
                              -----------
defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

                  "Adjusted LIBO Rate" shall mean, with respect to each Interest Period for a Eurodollar Borrowing, the rate per annum obtained by dividing (a) LIBOR for such Interest Period by (b) a percentage equal to 1.00 minus the Eurodollar Reserve Percentage.

                  "Administrative Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

                  "Administrative Questionnaire" shall mean, with respect to each Lender, an administrative questionnaire in the form prepared by the Administrative Agent and submitted to the Administrative Agent duly completed by such Lender.

                  "Affiliate" shall mean, as to any Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

                  "Aggregate Revolving Commitments" shall mean the sum of the Revolving Commitments of all Lenders at any time outstanding. On the Closing Date, the Aggregate Revolving Commitments (including the Swingline Commitment) equal $225,000,000.

                  "Applicable Lending Office" shall mean, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or an Affiliate of such Lender) designated for such Type of Loan in the Administrative Questionnaire submitted by such Lender or such other office of such Lender (or an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.

                  "Applicable Margin" shall mean, as of any date, with respect to all Eurodollar Borrowings and Base Rate Borrowings outstanding on such date, the percentage per annum designated in the "Pricing Grid" attached hereto as
Schedule I as applicable to Eurodollar Borrowings or Base Rate Borrowings, as
----------
the case may be, based on
the Borrower's Leverage Ratio. The Applicable Margin for Eurodollar Borrowings shall initially be 1.25% and the Applicable Margin for Base Rate Borrowings shall initially be 0.25%; provided, however, that upon delivery to the
                          --------  -------
Administrative Agent of the financial statements required by Section 5.1(a) or
                                                             ----------- -
(b) and the Compliance Certificate required by Section 5.1(c) for the fiscal
 -                                             ----------- -
quarter ended March 31, 2002 and for each fiscal quarter thereafter, the Applicable Margin shall be reset to the percentage designated in Schedule I
                                                                 ----------
based on the Borrower's Leverage Ratio for the preceding four fiscal quarter period then ending, measured quarterly, such Applicable Margin being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; provided further, however,
                                                    -------- -------  -------
that if at any time the Borrower shall have failed timely to deliver such financial statements and Compliance Certificate, the Applicable Margin for Eurodollar Borrowings shall be 1.375% and the Applicable Margin for Base Rate Borrowings shall be 0.375% until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Margin shall be determined as provided above. Notwithstanding the foregoing, if at any time the Borrower's long-term senior unsecured debt is rated "BB+" or better by S&P or "Ba1" or better by Moody's, then the Borrower may elect, by notice to the Administrative Agent and the Lenders, to have the Applicable Margin determined by reference to the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule II as applicable to Eurodollar Borrowings or Base
                   -----------
Rate Borrowings, as the case may be, based on the Borrower's Rating Category; provided, however, in the event of a split rating, the higher rating shall apply
--------  -------
for purposes of determining the Applicable Margin; provided further, however,
                                                   -------- -------  -------
the Applicable Margin shall be reset to the percentage designated in Schedule II
                                                                     -----------
on the day which either S&P or Moody's changes its rating and shall continue until the day prior to the day that a further change becomes effective.

                  "Applicable Percentage" shall mean, as of any date, with respect to the commitment fee, the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule I based on the Borrower's Leverage
                                  ----------
Ratio. The Applicable Percentage shall initially be 0.25%; provided, however,
                                                           --------  -------
that upon delivery to the Administrative Agent of the financial statements required by Section 5.1(a) or (b) and the Compliance Certificate required by
            ----------- -      -
Section 5.1(c) for the fiscal quarter March 31, 2002 and for each fiscal quarter
----------- -
thereafter, the Applicable Percentage shall be reset to the percentage designated in Schedule I based on the Borrower's Leverage Ratio for the
              ----------
preceding four fiscal quarter period then ending, measured quarterly, such Applicable Percentage being effective as of the second Business Day following the date that the Administrative Agent receives such financial statements and certificate; provided further, however, that if at any time the Borrower shall
             -------- -------  -------
have failed timely to deliver such financial statements and Compliance Certificate, the Applicable Percentage shall be 0.30% until such time as such financial statements and Compliance Certificate are delivered, at which time the Applicable Percentage shall be determined as provided above. Notwithstanding the foregoing, if at any time the Borrower's long-term senior unsecured debt is rated "BB+" or better by S&P or "Ba1" or better by Moody's, then the Borrower may elect, by notice to the Administrative Agent and the Lenders, to have the Applicable Percentage determined by reference to the percentage per annum designated in the "Pricing Grid" attached hereto as Schedule II based on the
                                                    -----------
Borrower's Rating Category; provided, however, in the event of a split rating,
                            --------  -------
the higher rating shall apply for purposes of determining the Applicable Percentage; provided further, however, the Applicable Percentage shall be reset
            -------- -------  -------
to the percentage designated in Schedule II on the day which either S&P or
                                -----------
Moody's changes its rating and shall continue until the day prior to the day that a further change becomes effective.

                  "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4(b)) and accepted by the
                                   ------------ -
Administrative Agent, in the form of Exhibit C attached hereto or any other form
                                     ---------
approved by the Administrative Agent.

                  "Availability Period" shall mean (a) in case of Revolving Borrowings, the period from the Closing Date to the Commitment Termination Date, and (b) in case of Swingline Borrowings, the period from the Closing Date to the Swingline Termination Date.

                  "Base Rate" shall mean the higher of (a) the per annum rate which the Administrative Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time, and (b) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%). The Administrative Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Administrative Agent's prime lending rate. Each change in the Administrative Agent's prime lending rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Borrower" shall have the meaning assigned to such term in the introductory paragraph hereof.

                  "Borrowing" shall mean a borrowing consisting of (a) Loans of the same Class and Type, made, converted or continued on the same date and, in case of Eurodollar Loans, as to which a single Interest Period is in effect, or
(b) a Swingline Loan.

                  "Business Day" shall mean (a) any day other than a Saturday, Sunday or other day on which commercial banks in Atlanta, Georgia are authorized or required by law to close and (b) if such day relates to a Borrowing of, a payment or prepayment of principal or interest on, a conversion of or into, or an Interest Period for, a Eurodollar Loan or a notice with respect to any of the foregoing, any day on which dealings in Dollars are carried on in the London interbank market.

                  "Capital Expenditures" shall mean for any period, without duplication, (a) the additions to property, plant and equipment and other capital expenditures of the Borrower and its Subsidiaries that are (or would be) set forth on a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" shall mean (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

                  "Change in Control" shall mean, at any time:

                  (a)      With respect to the Borrower,

                           (i) any "person" or "group" (each as used in Sections
                  13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934) other than Albert Nahmad and Alna Capital Associates (each an "Existing Control Group") either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing twenty-five percent (25%) or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis) or (B) otherwise has the ability, directly or indirectly, to elect a majority of the board of directors of the Borrower (provided, that if an event described in this clause (i) shall occur solely by reason of the death of one or more members of the Existing Control Group, then a "Change of Control" shall not be deemed to have occurred so long as the Voting Stock of the decedent is owned of record by the estate or immediate family of such decedent);

                           (ii) during any period of up to twenty-four (24)
                  consecutive months, commencing on the Closing Date, individuals who at the beginning of such twenty-four
                  (24)-month period were directors of the Borrower shall cease for any reason (other than the death, disability or retirement of a director or of an officer of the Borrower that is serving as a director at such time so long as another officer of the Borrower replaces such Person as a director) to constitute a majority of the board of directors of the Borrower; or

                           (iii) any Person or two or more Persons acting in
                  concert other than the Existing Control Group shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of the Borrower; or

                  (b)      with respect to any Major Subsidiary,

                           (i) the Borrower shall cease to own, directly or
                  indirectly, at least 100% of the Voting Stock of each currently existing Major Subsidiary or any other Subsidiary that is or becomes a Major Subsidiary after the date hereof; or

                           (ii) any Person or two or more Persons acting in
                  concert other than the Borrower shall have acquired by contract or otherwise, or shall have consummated a contract or arrangement that results in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence on the management or policies of such Major Subsidiary.

                  "Change in Law" shall mean (a) the adoption of any applicable law, rule or regulation after the date of this Agreement, (b) any change in any applicable law, rule or regulation, or any change in the interpretation or application thereof, by any Governmental Authority after the date of this Agreement, or (c) compliance by any Lender (or its Applicable Lending Office) or the Issuing Bank (or for purposes of Section 2.17(b), by such Lender's or the
                                     ------------ -
Issuing Bank's holding company, if applicable) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Swingline Loans and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or a Swingline Commitment.

                  "Closing Date" shall mean the date on which the conditions precedent set forth in Section 3.1 and Section 3.2 have been satisfied or waived
                       -----------     -----------
in accordance with Section 10.2.
                   ------------

                  "Coastline" shall mean Coastline Distribution, Inc., a Delaware corporation.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended and in effect from time to time.

                  "Commitment" shall mean a Revolving Commitment or a Swingline Commitment or any combination thereof (as the context shall permit or require).

                  "Commitment Termination Date" shall mean the earliest of (a) the Scheduled Commitment Termination Date, (b) the date on which the Revolving Commitments are terminated pursuant to Section 2.8 or (c) the date on which all
                                       -----------
amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

                  "Compliance Certificate" shall have the meaning assigned to such term in Section 5.1(c).
             ----------- -

                  "Confidential Memorandum" shall mean the Confidential Memorandum dated February, 2002 relating to the Borrower and the transactions contemplated by this Agreement and the other Loan Documents.

                  "Consolidated Current Assets" shall mean, as of any date, the sum of (a) cash and cash equivalents that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, (b) accounts receivable (including the current portion of any notes receivable) that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, and (c) inventory that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

                  "Consolidated EBIT" shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b)
to the extent deducted in determining Consolidated Net Income for such period,
(i) Consolidated Interest Expense, (ii) income tax expense, (iii) for the period ended September 30, 2001 only, a one-time restructuring charge in the amount of $6,022,000, and (iv) for any period ending on or prior to June 30, 2002, any non-cash charges resulting from the implementation of FAS 142, determined on a consolidated basis in accordance with GAAP in each case for such period; provided, however, that with respect to an acquisition that is accounted for as
--------  -------
a "purchase", for the period of four full consecutive fiscal quarters of the Borrower ending next following the date of such acquisition, "Consolidated EBIT" shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such acquisition had been consummated as a "pooling of interests".

                  "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) for the period ended September 30, 2001 only, a one-time restructuring charge in the amount of $6,022,000, and (iv) for any period ending on or prior to June 30, 2002, any non-cash charges resulting from the implementation of FAS 142, determined on a consolidated basis in accordance with GAAP in each case for such period; provided, however, that with respect to an
                                   --------  -------
acquisition that is accounted for as a "purchase", for the period of four full consecutive fiscal quarters of the Borrower ending next following the date of such acquisition, "Consolidated EBITDA" shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such acquisition had been consummated as a "pooling of interests".

                  "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the sum of (a) total cash interest expense, including without limitation, the interest component of any payments in respect of Capital Lease Obligations during such period (whether or not actually paid during such period) plus (b) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (a) any extraordinary gains or losses, (b) any gains attributable to write-ups of assets, (c) any equity interest of the Borrower or any Subsidiary in the unremitted earnings of any Person that is not a Subsidiary and (d) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

                  "Consolidated Net Worth" shall mean, as of any date, (a) the total assets of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP, after eliminating (i) all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries and (ii) any non-cash asset impairment charges taken by Borrower solely as a result of the application to Borrower's financial statements of FAS 142, minus (b) the total liabilities of the Borrower and its Subsidiaries that would be reflected on the Borrower's consolidated balance sheet as of such date prepared in accordance with GAAP.

                  "Consolidated Total Assets" shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the aggregate book value of the assets of the Borrower and its Subsidiaries for such period.

                  "Consolidated Total Capitalization" shall mean, at any time, the sum of: (a) Consolidated Total Debt plus (b) Consolidated Net Worth.

                  "Consolidated Total Debt" shall mean, as of any date of determination, without duplication, all Indebtedness of the Borrower and its Subsidiaries (other than as described in subsection (k) under the definition of "Indebtedness" herein), determined on a consolidated basis in accordance with GAAP, including, but not limited to, all of the Obligations. For purposes of determining "Consolidated Total Debt," the principal amount of any

Synthetic Lease Obligation shall be deemed to be the amount that would be reflected on the balance sheet of the Borrower and its Subsidiaries if such Synthetic Lease Obligation were characterized as a capital lease rather than an operating lease.

                  "Consolidated Total Revenues" shall mean, for the Borrower and its Subsidiaries for any period ending on the date of computation thereof, determined on a consolidated basis in accordance with GAAP, the total revenues of the Borrower and its Subsidiaries for such period.

                  "Control" shall mean the power, directly or indirectly, either to (a) vote five percent (5%) or more of securities having ordinary voting power for the election of directors (or persons performing similar functions) of a Person or (b) direct or cause the direction of the management and policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms "Controlling", "Controlled by", and "under common Control with" have meanings correlative thereto.

                  "Default" shall mean any condition or event that, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

                  "Default Interest" shall have the meaning assigned to such term in Section 2.12(c).
        ------------ -

                  "Dollar(s)" and the sign "$" shall mean lawful money of the United States of America.

                  "Dunhill" shall mean Dunhill Staffing Systems, Inc., a Delaware corporation and a Subsidiary as of the Closing Date.

                  "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Issuance" shall mean any issuance by any Loan Party to any Person which is not a Loan Party of (a) shares of its Capital Stock, (b) any shares of its Capital Stock pursuant to the exercise of options or warrants or
(c) any shares of its Capital Stock pursuant to the conversion of any debt securities to equity (excluding in the case of clauses (a) and (b) hereof the issuance of any such shares by the Borrower under or in connection with its employee stock purchase plan or pursuant to the exercise of employee or director stock options).

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in

Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Eurodollar Reserve Percentage" shall mean the aggregate of the maximum reserve percentages (including, without limitation, any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upwards to the next 1/100th of 1%) in effect on any day to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate pursuant to regulations issued by the Board of Governors of the Federal Reserve System (or any Governmental Authority succeeding to any of its principal functions) with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D). Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D. The Eurodollar Reserve Percentage shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Event of Default" shall have the meaning assigned to such term in Article VIII.
        ------------

                  "Excluded Taxes" shall mean with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located, and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.21(b)), any withholding tax that is imposed on amounts
               ------------ -
payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.19(e), except to the
                                             ------------ -
extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.19(a).
            ------------ -

                  "Existing Letter of Credit" shall mean each outstanding letter of credit issued prior to the date hereof by Bank of America, N.A. for the account of the Borrower as set forth on Schedule 2.22 and continued by Bank of
                                        -------------
America, N.A., as an Issuing Bank hereunder, after the date hereof pursuant to
Section 2.22. Each "Existing Letter of Credit" shall be a "Letter of Credit" for
------------
purposes of this Agreement and deemed to have been issued hereunder.

                  "FAS" shall mean the Statements of Financial Accounting Standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as amended from time to time.

                  "Federal Funds Rate" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the next 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York on the next succeeding Business Day or if such rate is not so published for any Business Day, the Federal Funds Rate for such day shall be the average rounded upwards, if necessary, to the next 1/100th of 1% of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.

                  "Foreign Lender" shall mean any Lender that is organized under the laws of a jurisdiction other than that of the Borrower. For purposes of this definition, the United States of America or any State thereof or the District of Columbia shall constitute one jurisdiction.

                  "GAAP" shall mean generally accepted accounting principles in the United States applied on a consistent basis and subject to the terms of
Section 1.3.
-----------

                  "Gemaire" shall mean Gemaire Distributors, Inc., a Florida corporation.

                  "Governmental Authority" shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Guarantee" of or by any Person (the "guarantor") shall mean any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness of other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term "Guarantee" shall not
                                 --------
include endorsements for collection of deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, foreign exchange agreements, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values or commodity values.

                  "Indebtedness" of any Person shall mean, without duplication
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(c) all obligations of such Person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business; provided, that trade payables overdue by more than one hundred
             --------
twenty (120) days shall be included in this definition except to the extent that any of such trade payables are being disputed in good faith and by appropriate measures), (d) all obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person,
(e) all Capital Lease Obligations of such Person, (f) all obligations, contingent or otherwise, of such Person in respect of letters of credit, acceptances or similar extensions of credit, (g) all Guarantees of such Person of the type of Indebtedness described in clauses (a) through (f) above, (h) all Indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such Indebtedness has been assumed by such Person, (i) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (j) Off-Balance Sheet Liabilities, (k) obligations under any Hedging Agreements, and
(l) all

Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" shall mean Taxes other than Excluded
Taxes.

                  "Indemnity and Contribution Agreement" shall mean the Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit E, among the Borrower, the Subsidiary Loan Parties and the
---------
Administrative Agent.

                  "Interest Coverage Ratio" shall mean as of any date of determination with respect to the Borrower, the ratio of (a) Consolidated EBIT as of such date to (b) Consolidated Interest Expense as of such date.

                  "Interest Period" shall mean (a) with respect to any Eurodollar Borrowing, a period of one, two, three or six months, selected by the Borrower pursuant to Section 2.3 and subject to customary adjustments in
                     -----------
duration; and (b) with respect to a Swingline Loan, a period of such duration not to exceed 5 days, as the Borrower may request and the Swingline Lender may agree in accordance with Section 2.5; provided, that:
                         -----------  --------

                  (i) the initial Interest Period for such Borrowing shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period would otherwise end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless, in the case of a Eurodollar Borrowing, such Business Day falls in another calendar month, in which case such Interest Period would end on the next preceding Business Day;

                  (iii) any Interest Period in respect of a Eurodollar Borrowing which begins on the last Business Day of a calendar month or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) no Interest Period may extend beyond the Commitment Termination Date or the Swingline Termination Date, as the case may be; and

                  (v) the initial Interest Periods for the separate Eurodollar Borrowings made on the Closing Date in the principal amount of $30,000,000 and in the principal amount of $20,000,000 will end on July 8, 2002 and July 10, 2002, respectively.

                  "Issuing Bank" shall mean SunTrust Bank or any other Lender (including without limitation, Bank of America, N.A. as the issuer of the Existing Letters of Credit), each in its capacity as an issuer of Letters of Credit pursuant to Section 2.22.
                   ------------

                  "LC Commitment" shall mean that portion of the Aggregate Revolving Commitments that may be used by the Borrower for the issuance of Letters of Credit in an aggregate face amount not to exceed $10,000,000.

                  "LC Disbursement" shall mean a payment made by the Issuing Bank pursuant to a Letter of Credit.

                  "LC Documents" shall mean the Letters of Credit and all applications, agreements and instruments relating to the Letters of Credit.

                  "LC Exposure" shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, plus
(b) the aggregate amount of all LC Disbursements that have not been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender shall be its Pro Rata Share of the total LC Exposure at such time.

                  "Lenders" shall have the meaning assigned to such term in the opening paragraph of this Agreement and shall include, where appropriate, the Swingline Lender.

                  "Letter of Credit" shall mean each Existing Letter of Credit and any other letter of credit hereafter issued pursuant to Section 2.22 by the
                                                            ------------
Issuing Bank for the account of the Borrower pursuant to the LC Commitment.

                  "Leverage Ratio" shall mean as of any date of determination with respect to the Borrower, the ratio of (a) Consolidated Total Debt as of such date to (b) Consolidated EBITDA as of such date.

                  "LIBOR" shall mean, for any applicable Interest Period with respect to any Eurodollar Loan, the rate per annum for deposits in Dollars for a period equal to such Interest Period appearing on the display designated as Page 3750 on the Dow Jones Markets Service (or such other page on that service or such other service designated by the British Banker's Association for the display of such Association's Interest Settlement Rates for Dollar deposits) as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period or if such Page 3750 is unavailable for any reason at such time, the rate which appears on the Reuters Screen ISDA Page as of such date and such time; provided, that if the
                                                --------
Administrative Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Administrative Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Administrative Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a.m. for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount comparable to the amount of the Eurodollar Loan of the Administrative Agent.

                  "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

                  "Loan Documents" shall mean, collectively, this Agreement, the Notes (if any), the LC Documents, all Notices of Borrowing, the Subsidiary Guarantee Agreement, the Indemnity and Contribution Agreement, and any and all other instruments, agreements, documents and writings executed in connection with any of the foregoing.

                  "Loan Parties" shall mean the Borrower and the Subsidiary Loan Parties.

                  "Loans" shall mean all Revolving Loans and Swingline Loans in the aggregate or any of them, as the context shall require.

                  "Major Distribution Agreements" shall mean those agreements identified on Schedule 4.14.
              -------------

                  "Major Subsidiary"  shall mean, collectively, (a) Air
Systems Distributors, Inc., a Florida corporation, Atlantic Service & Supply, Inc., a Delaware corporation, Baker Distributing Company, a Florida corporation, CAD Watsco, Inc., a Florida corporation, Coastline Distribution, Inc., a Delaware corporation, Comfort Supply, Inc., a Delaware corporation, CP Distributors, Inc., a Florida corporation, Gemaire Distributors, Inc., a Florida corporation, H.B. Adams Distributors, Inc., a Florida corporation, Heat, Incorporated, a New Hampshire corporation, Heating & Cooling Supply, Inc., a California corporation, Homans Associates Inc., a Massachusetts corporation, Three States Supply, Inc., a Tennessee corporation, and Weathertrol Supply Company, a North Carolina corporation, and (b) any other direct or indirect Subsidiary of the Borrower having at any time: (i) assets in an amount equal to at least 5% of the Consolidated Total Assets of the Borrower and its Subsidiaries determined as of the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower's most recent financial statements required by Section 5.1(a) or (b); or (ii) revenues or net income in
                       ----------- -
an amount equal to at least 5% of the Consolidated Total Revenues or Consolidated Net Income of the Borrower and its Subsidiaries for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower as reflected in the Borrower's most recent financial statements required by
Section 5.1(a) or (b).
----------- -      -

                  "Material Adverse Effect" shall mean, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (a) the business, results of operations, financial condition, assets, liabilities or prospects of the Borrower and of the Borrower and its Subsidiaries taken as a whole, (b) the ability of the Loan Parties to perform any of their respective obligations under the Loan Documents, (c) the rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders under any of the Loan Documents or (d) the legality, validity or enforceability of any of the Loan Documents.

                  "Material Indebtedness" shall mean Indebtedness (other than the Loans and Letters of Credit) or obligations in respect of one or more Hedging Agreements, to a single Person and such Person's Affiliates of an aggregate principal amount exceeding $1,000,000. For purposes of determining "Material Indebtedness," the "principal amount" of the obligations of the Borrower or any Subsidiary in respect to any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" shall mean Moody's Investors Service, Inc., or any successor.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" shall mean the aggregate cash proceeds received by the Borrower or any Subsidiary in respect of any Equity Issuance or Securitization Transaction, net of (a) direct costs (including, without limitation, legal, accounting and investment banking fees and sales commissions), and (b) taxes paid or payable as a result thereof; it being understood that "Net Cash Proceeds" shall include, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Subsidiary in any Equity Issuance or Securitization Transaction.

                  "Notes" shall mean, collectively, the Revolving Credit Notes and the Swingline Note.

                  "Notices of Borrowing" shall mean, collectively, the Notices of Revolving Borrowing and the Notices of Swingline Borrowing.

                  "Notice of Conversion/Continuation" shall mean the notice given by the Borrower to the Administrative Agent in respect of the conversion or continuation of an outstanding Borrowing as provided in Section 2.7(b)
                                                           ----------- -
hereof.

                  "Notice of Revolving Borrowing" shall have the meaning assigned to such term in Section 2.3.
                         -----------

                  "Notice of Swingline Borrowing" shall have the meaning assigned to such term in Section 2.5.
                         -----------

                  "Obligations" shall mean (a) all amounts owing by the Borrower or any Subsidiary to the Administrative Agent, the Issuing Bank or any Lender (including the Swingline Lender) pursuant to or in connection with this Agreement or any other Loan Document, including without limitation, all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or like proceeding relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), all reimbursement obligations, fees, expenses, indemnification and reimbursement payments, costs and expenses (including all fees and expenses of counsel to the Administrative

Agent and any Lender (including the Swingline Lender) incurred pursuant to this Agreement or any other Loan Document), whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof, and (b) all obligations of the Borrower or any Subsidiary, monetary or otherwise, under each interest rate Hedging Agreement relating to Obligations referred to in the preceding clause (a) entered into with any counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

                  "Off-Balance Sheet Liabilities" of any Person shall mean (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any liability of such Person under any sale and leaseback transactions which do not create a liability on the balance sheet of such Person, (c) any Synthetic Lease Obligation or (d) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

                  "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

                  "Participant" shall have the meaning set forth in Section
                                                                    -------
10.4(c).
---- -

                  "Payment Office" shall mean the office of the Administrative Agent located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, or such other location as to which the Administrative Agent shall have given written notice to the Borrower and the other Lenders.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA, and any successor entity performing similar functions.

                  "Permitted Encumbrances" shall mean:

                  (a) Liens imposed by law for taxes, governmental assessments or similar governmental charges not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment and attachment liens not giving rise to an Event of Default or Liens created by or existing from any litigation or legal proceeding that are currently being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Borrower and its Subsidiaries taken as a whole; and

                  (g) bank liens with respect to collection of deposits in the ordinary course of business;

provided, that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

                  "Permitted Investments" shall mean:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one (1) year from the date of acquisition thereof;

                  (b)      commercial paper having the highest rating, at the

         time of acquisition thereof, of S&P or Moody's and in either case maturing within six (6) months from the date of acquisition thereof;

                  (c) certificates of deposit, bankers' acceptances and time deposits maturing within one-hundred eighty (180) days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;

                  (e) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (a) through (d) above; and

                  (f) subject to the restriction set forth in Section 4.9,
                                                              -----------
         equity or debt securities which are listed on a national securities exchange or freely traded in the over-the-counter market so long as the fair market value of such securities do not exceed in the aggregate $5,000,000.

                  "Person" shall mean any individual, partnership, firm, corporation, association, joint venture, limited liability company, trust or other entity, or any Governmental Authority.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Private Placement Debt" shall mean unsecured Indebtedness for borrowed money issued by the Borrower in a private placement transaction; provided, that all of the following conditions shall be satisfied:
--------

                  (a) no portion of principal thereof shall be payable or required to be purchased (whether by scheduled installment, mandatory prepayment or redemption, or the exercise of any put right) prior to the Scheduled Commitment Termination Date;

                  (b) the instruments and agreements evidencing such Indebtedness, and any agreement under which such Indebtedness, and any agreement under which such Indebtedness is created, shall provide that the right to payment of the holders or owners of Private Placement Debt (including any trustee or agent action on behalf of such holders or owners, collectively "Private Placement Debt Holders") shall either be subordinate to or rank pari passu in all respects with the rights of the Lenders and the Administrative Agent to payment and performance of the Obligations on terms reasonably acceptable to the Agent;

                  (c) both immediately prior to and immediately after giving effect to the issuance of such Indebtedness, there shall not have occurred and be continuing any Default or Event of Default;

                  (d) the Borrower shall furnish to the Administrative Agent, not later than the earliest date of delivery thereof to any actual or prospective Private Placement Debt Holder, copies of (i) all preliminary placement memoranda and final placement memoranda relating to such Indebtedness and (ii) drafts of all documents and agreements under which such Indebtedness is to be created or governed; and

                  (e) not later than ten (10) days prior to the issuance of such Indebtedness, the Borrower shall deliver to the Agent a certificate in the form of Exhibit 5.1(c), executed by a Responsible
                                    --------------
         Officer and containing calculations giving historical pro forma effect to the issuance of such Indebtedness as of and for the four consecutive fiscal quarter period ending at the end of most recent fiscal quarter of the Borrower preceding the date of such issuance (assuming for such purpose that the initial rate or rates of interest provided for therein (and giving effect to any increase in rates of interest therein provided) remained in effect for such four fiscal quarter period), which certificate shall demonstrate that the issuance of such Indebtedness does not cause, create or result in a Default or Event of Default on a historical pro forma basis.

                  "Pro Rata Share" shall mean, with respect to any Lender at any time, a percentage, the numerator of which shall be such Lender's Revolving Commitment and the denominator of which shall be the sum of all Lenders' Revolving Commitments; or if the Revolving Commitments have been terminated or expired or if the Loans have been declared to be due and payable, a percentage, the numerator of which shall be the sum of such Lender's Revolving Credit Exposure and the denominator of which shall be the sum of the aggregate Revolving Credit Exposure of all Lenders.

                  "Receivables" shall mean accounts receivable (including, without limitation, all rights to payment created or arising from the sales of goods, leases of goods or the rendition of services, no matter how evidenced and whether or not earned by performance).

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time, and any successor regulations.

                  "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "Required Lenders" shall mean, at any time, Lenders holding fifty-one percent (51%) or more of the aggregate outstanding Revolving Credit Exposures at such time or if the Lenders have no Revolving Credit Exposure outstanding, then Lenders holding fifty-one percent (51%) or more of the Aggregate Revolving Commitments.

                  "Responsible Officer" shall mean any of the president, the chief executive officer, the chief operating officer, the chief financial officer, the treasurer or a vice president of the Borrower or such other representative of the Borrower as may be designated in writing by any one of the foregoing with the consent of the Administrative Agent; and, with respect to the financial covenants only, the chief financial officer or the treasurer of the Borrower.

                  "Restricted Payment" shall have the meaning assigned to such term in Section 7.5.
        -----------

                  "Revolving Commitment" shall mean, with respect to each Lender, the obligation of such Lender to make Revolving Loans to the Borrower and to participate in Letters of Credit and Swingline Loans in an aggregate principal amount not exceeding the amount set forth with respect to such Lender on the signature pages to this Agreement, or in the case of a Person becoming a Lender after the Closing Date, the amount of the assigned "Revolving Commitment" as provided in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be changed pursuant to terms hereof.

                  "Revolving Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans, such Lender's LC Exposure and such Lender's Swingline Exposure.

                  "Revolving Credit Note" shall mean a promissory note of the Borrower payable to the order of a requesting Lender in the principal amount of such Lender's Revolving Commitment, in substantially the form of Exhibit A.
                                                                 ---------

                  "Revolving Loan" shall mean a loan made by a Lender (other than the Swingline Lender) to the Borrower under its Revolving Commitment, which may either be a Base Rate Loan or a Eurodollar Loan.

                  "S&P" shall mean Standard & Poor's.

                  "Scheduled Commitment Termination Date" shall mean April 19, 2005.

                  "Securitization Transaction" shall mean (a) any transfer by the Borrower or any Subsidiary of Receivables or interests therein and all collateral securing such Receivables, all contracts and contract rights and all guarantees or other obligations in respect of such Receivables, all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving such Receivables and all proceeds of any of the foregoing (i) to a trust, partnership, corporation or other entity (other than the Borrower or a Subsidiary other than a SPE Subsidiary), which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such Receivables or interests in Receivables, or (ii) directly to one or more investors or other purchasers (other than the Borrower or any Subsidiary), or
(b) any transaction in which the Borrower or a Subsidiary incurs Indebtedness or other obligations secured by Liens on Receivables. The "amount" or "principal amount" of any Securitization Transaction shall be deemed at any time to be (x) in the case of a transaction described in clause (a) of the preceding sentence, the aggregate principal or stated amount of the Indebtedness or other securities referred to in such clause or, if there shall be no such principal or stated amount, the uncollected amount of the Receivables transferred pursuant to such Securitization Transaction net of any such Receivables that have been written off as uncollectible, and (y) in the case of a transaction described in clause
(b) of the preceding sentence, the aggregate outstanding principal amount of the Indebtedness secured by Liens on the subject Receivables.

                  "Solvent" or "Solvency" shall mean, with respect to any Person as of a particular date, that on such date (a) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the properties and assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPE Subsidiary" shall mean any Subsidiary formed solely for the purpose of, and that engages only in, one or more Securitization Transactions.

                  "Subsidiary" shall mean, with respect to any Person (the "parent"), any corporation, partnership, joint venture, limited liability company, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, partnership, joint venture, limited liability company, association or other entity (a) of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power, or in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless otherwise indicated, all references to "Subsidiary" hereunder shall mean a Subsidiary of the Borrower.

                  "Subsidiary Guarantee Agreement" shall mean the Subsidiary Guarantee Agreement, substantially in the form of Exhibit D, made by the
                                                  ---------
Subsidiary Loan Parties in favor of the Administrative Agent for the benefit of the Lenders.

                  "Subsidiary Loan Party" shall mean any direct or indirect Subsidiary.

                  "Swingline Commitment" shall mean the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $15,000,000.

                  "Swingline Exposure" shall mean, with respect to each Lender, the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Base Rate Loan or to purchase a participation in accordance with Section 2.5, which shall equal such Lender's Pro Rata Share of
                -----------
all outstanding Swingline Loans.

                  "Swingline Lender" shall mean SunTrust Bank, or any other Lender that may agree to make Swingline Loans hereunder.

                  "Swingline Loan" shall mean a loan made to the Borrower by the Swingline Lender under the Swingline Commitment.

                  "Swingline Note" shall mean the promissory note of the Borrower payable to the order of the Swingline Lender in the principal amount of the Swingline Commitment, in substantially the form of Exhibit B.
                                                       ---------

                  "Swingline Rate" shall mean, for any Interest Period, the rate as offered by the Administrative Agent and accepted by the Borrower. The Borrower is under no obligation to accept this rate and the Administrative Agent is under no obligation to provide it.

                  "Swingline Termination Date" shall mean the date that is five
(5) Business Days prior to the Commitment Termination Date.

                  "Synthetic Lease" shall mean a lease transaction under which the parties intend that (a) the lease will be treated as an "operating lease" by the lessee pursuant to Statement of Financial Accounting Standards No. 13, as amended, and (b) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

                  "Synthetic Lease Obligations" shall mean, with respect to any Person, the sum of (a) all remaining rental obligations of such Person as lessee under Synthetic Leases that are attributable to principal and, without duplication, (b) all rental and purchase price payment obligations of such Person under such Synthetic Leases assuming such Person exercises the option to purchase the lease property at the end of the lease term.

                  "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Type", when used in reference to a Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Base Rate.

                  "Voting Stock" shall mean, with respect to any Person, Capital Stock issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even though the right to vote has been suspended by the happening of such a contingency.

                  "Withdrawal Liability" shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.2       Classifications of Loans and Borrowings.
                                    -------------------------------------------
For purposes of this Agreement, Loans may be classified and referred to by Class (e.g. a "Revolving Loan" or "Swingline Loan") or by Type (e.g. a "Eurodollar Loan" or "Base Rate Loan") or by Class and Type (e.g. "Revolving Eurodollar Loan"). Borrowings also may be classified and referred to by Class (e.g. "Revolving Borrowing") or by Type (e.g. "Eurodollar Borrowing") or by Class and Type (e.g. " Revolving Eurodollar Borrowing").

                  Section 1.3       Accounting Terms and Determination. Unless
                                    ----------------------------------
otherwise defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 5.1(a); provided, that
                                                ----------- -   --------
if the Borrower notifies the Administrative Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP
                      ----------
on the operation of such covenant (or if the Administrative Agent notifies the Borrower that the Required Lenders wish to amend Article VI for such purpose),
                                                 ----------
then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                  Section 1.4       Terms Generally. The definitions of terms
                                    ---------------
herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include', "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the word "to" means "to but excluding". Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as it was originally executed or as it may from time to time be amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person's successors and permitted assigns, (iii) the words "hereof", "herein" and "hereunder" and words of similar import shall be construed to refer to this Agreement as a whole and not to any particular provision hereof, (iv) all references to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles, Sections, Exhibits and Schedules to this Agreement and (v) all references to a specific time shall be construed to refer to the time in the city and state of the Administrative Agent's principal office, unless otherwise indicated.

                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENTS

                  Section 2.1       General Description of Facilities. Subject
                                    ---------------------------------
to and upon the terms and conditions herein set forth, (a) the Lenders hereby establish in favor of the Borrower a revolving credit facility pursuant to which the Lenders severally agree (to the extent of each Lender's Pro Rata Share up to such Lender's Revolving Commitment) to make Revolving Loans to the Borrower in accordance with Section 2.2, (b) the Issuing Bank agrees to issue Letters of
                -----------
Credit in accordance with Section 2.22, (c) the Swingline Lender agrees to make
                          ------------
Swingline Loans in accordance with Section 2.4, and (d) each Lender agrees to
                                   -----------
purchase a participation interest in the Letters of Credit and the Swingline Loans pursuant to the terms and conditions hereof; provided, that in no event
                                                   --------
shall the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders exceed at any time the Aggregate Revolving Commitments then in effect.

                  Section 2.2       Revolving Loans. Subject to the terms and
                                    ---------------

conditions set forth herein, each Lender severally agrees to make Revolving Loans to the Borrower, from time to time during the Availability Period, in an aggregate principal amount outstanding at any time that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment or (b) the sum of the aggregate Revolving Credit Exposures of all Lenders exceeding the Aggregate Revolving Commitments. During the Availability Period, the Borrower shall be entitled to borrow, prepay and reborrow Revolving Loans in accordance with the terms and conditions of this Agreement; provided,
                                                                     --------
that the Borrower may not borrow or reborrow should there exist a Default or Event of Default.

                  Section 2.3       Procedure for Revolving Borrowings. The
                                    ----------------------------------
Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Revolving Borrowing, substantially in the form of Exhibit 2.3 attached hereto (a "Notice of Revolving Borrowing"),
               -----------
(a) prior to 11:00 a.m. on the requested date of each Base Rate Borrowing and
(b) prior to 11:00 a.m. three (3) Business Days prior to the requested date of each Eurodollar Borrowing. Each Notice of Revolving Borrowing shall be irrevocable and shall specify: (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day),
(iii) the Type of such Revolving Loan comprising such Borrowing and (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto (subject to the provisions of the definition of Interest Period). Each Revolving Borrowing shall consist entirely of Base Rate Loans or Eurodollar Loans, as the Borrower may request. The aggregate principal amount of each Eurodollar Borrowing shall be not less than $5,000,000 or a larger multiple of $1,000,000, and the aggregate principal amount of each Base Rate Borrowing shall not be less than $1,000,000 or a larger multiple of $100,000; provided,
                                                                    --------
that Base Rate Loans made pursuant to Section 2.5 or Section 2.22(d) may be made
                                      -----------    ------------ -
in lesser amounts as provided therein. At no time shall the total number of Eurodollar Borrowings outstanding at any time exceed six (6). Promptly following the receipt of a Notice of Revolving Borrowing in accordance herewith, the Administrative Agent shall advise each Lender of the details thereof and the amount of such Lender's Revolving Loan to be made as part of the requested Revolving Borrowing.

                  Section 2.4       Swingline Loans. Subject to the terms and
                                    ---------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time from the Closing Date to the Swingline Termination Date, in an aggregate principal amount outstanding at any time not to exceed the lesser of (a) the Swingline Commitment then in effect and (b) the difference between the Aggregate Revolving Commitments and the aggregate outstanding Revolving Credit Exposures of all Lenders; provided, that the
                                                       --------
Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Agreement.

                  Section 2.5       Procedure for Swingline Borrowing; Etc.
                                    ---------------------------------------

                  (a) The Borrower shall give the Administrative Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Borrowing ("Notice of Swingline Borrowing") prior to 11:00 a.m. on the requested date of each Swingline Borrowing. Each Notice of Swingline Borrowing shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business
Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Administrative Agent will promptly advise the Swingline Lender of each Notice of Swingline Borrowing. Each Swingline Loan shall accrue interest at the rate specified in Section 2.12(b) and shall have an
                                               ------------ -
Interest Period (subject to the definition thereof) as agreed between the Borrower and the Swingline Lender. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Notice of Swingline Borrowing not later than 1:00 p.m. on the requested date of such Swingline Loan. The Administrative Agent will notify the Lenders on a quarterly basis if any Swingline Loans occurred during such quarter.

                  (b) The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders (including the Swingline

Lender) to make Base Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Swingline Lender in accordance with Section 2.6, which will
                                                       -----------
be used solely for the repayment of such Swingline Loan.

                  (c) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its Pro Rata Share thereof on the date that such Base Rate Borrowing should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Administrative Agent for the account of the Swingline Lender. If such Swingline Loan bears interest at a rate other than the Base Rate, such Swingline Loan shall automatically become a Base Rate Loan on the effective date of any such participation and interest shall become payable on demand.

                  (d) Each Lender's obligation to make a Base Rate Loan pursuant to Section 2.5(b) or to purchase the participating interests pursuant
            ----------- -
to Section 2.5(c) shall be absolute and unconditional and shall not be affected
   ----------- -
by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default (other than an Event of Default in existence at the time of the making of any Swingline Loan by the Swingline Lender of which the Swingline Lender had actual knowledge) or the termination of any Lender's Revolving Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by the Borrower, the Administrative Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof at the Federal Funds Rate. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.5, until such amount has been purchased in full.
                 -----------

                  Section 2.6       Funding of Borrowings.
                                    ---------------------

                  (a) Each Lender will make available each Loan to be made by it hereunder on the proposed date thereof by wire transfer in immediately available funds by 1:00 p.m. to the Administrative Agent at the Payment Office; provided, that the Swingline Loans will be made as set forth in Section 2.5. The
--------                                                        -----------
Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts that it receives, in like funds by the close of business on such proposed date, to an account maintained by the Borrower with the Administrative Agent or at the Borrower's option, by effecting a wire transfer of such amounts to an account designated by the Borrower to the Administrative Agent.

                  (b) Unless the Administrative Agent shall have been notified by any Lender prior to 5:00 p.m. one (1) Business Day prior to the date of a Borrowing in which such Lender is participating that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date, and the Administrative Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender on the date of such Borrowing, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate for up to two (2) days and thereafter at the rate specified for such Borrowing. If the Administrative Agent has made available to the Borrower any Lender's share of such Borrowing and such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest at the rate specified for such Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Pro Rata Share of any Borrowing hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

                  (c) All Revolving Borrowings shall be made by the Lenders on the basis of their respective Pro Rata Shares. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

                  Section 2.7       Interest Elections.
                                    ------------------

                  (a) Each Borrowing initially shall be of the Type specified in the applicable Notice of Borrowing, and in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Notice of Borrowing. Thereafter, the Borrower may elect to convert such Borrowing into a different Type or to continue such Borrowing, and in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section
                                                                        -------
2.7. The Borrower may elect different options with respect to different portions
---
of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This
Section 2.7 shall not apply to Swingline Borrowings, which may not be converted
-----------
or continued.

                  (b)      To make an election pursuant to this Section 2.7, the
                                                                -----------
Borrower shall give the Administrative Agent prior written notice (or telephonic notice promptly confirmed in writing) of each Borrowing (a "Notice of Conversion/Continuation") that is to be converted or continued, as the case may be, (x) prior to 11:00 a.m. on the Business Day of the requested date of a conversion into a Base Rate Borrowing and (y) prior to 11:00 a.m. three (3) Business Days prior to a continuation of or conversion into a Eurodollar Borrowing. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the Borrowing to which such Notice of Continuation/Conversion applies and if different options are being elected with respect to different portions thereof, the portions thereof that are to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) shall be specified for each resulting Borrowing); (ii) the effective date of the election made pursuant to such Notice of Continuation/Conversion, which shall be a Business Day, (iii) whether the resulting Borrowing is to be a Base Rate Borrowing or a Eurodollar Borrowing; and (iv) if the resulting Borrowing is to be a Eurodollar Borrowing, the Interest Period applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of "Interest Period". If any such Notice of Continuation/Conversion requests a Eurodollar Borrowing but does not specify an Interest Period, the Borrower shall be deemed to have selected an Interest Period of one month. The principal amount of any resulting Borrowing shall satisfy the minimum borrowing amount for Eurodollar Borrowings and Base Rate Borrowings set forth in Section 2.3.
                             -----------

                  (c) If, on the expiration of any Interest Period in respect of any Eurodollar Borrowing, the Borrower shall have failed to deliver a Notice of Conversion/Continuation, then, unless such Borrowing is repaid as provided herein, the Borrower shall be deemed to have elected to convert such Borrowing to a Base Rate Borrowing. No Borrowing may be converted into, or continued as, a Eurodollar Borrowing if a Default or an Event of Default exists, unless the Administrative Agent and each of the Lenders shall have otherwise consented in writing. No conversion of any Eurodollar Loans shall be permitted except on the last day of the Interest Period in respect thereof.

                  (d)      Upon receipt of any Notice of
Conversion/Continuation, the Administrative Agent shall promptly notify each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  Section 2.8     Optional Reduction and Termination of
                                  -------------------------------------
Commitments; Extension of Commitments.
-------------------------------------

                  (a) Unless previously terminated, all Revolving Commitments shall terminate on the Commitment Termination Date, except that the Swingline Commitment shall terminate on the Swingline Termination Date.

                  (b) Upon at least three (3) Business Days' prior written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent (which notice shall be irrevocable), the Borrower may reduce the Aggregate Revolving Commitments in part or terminate the Aggregate Revolving Commitments in whole; provided, that (i) any partial reduction shall
                                --------
apply to reduce proportionately and permanently the Revolving Commitment of each Lender, (ii) any partial reduction pursuant to this Section 2.8(b) shall be in
                                                    ----------- -
an amount of at least $5,000,000 and any larger multiple of $1,000,000, and
(iii) no such reduction shall be permitted which would reduce the Aggregate Revolving Commitments to an amount less than the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders. Any such reduction in the Aggregate Revolving Commitments shall result in a proportionate and permanent reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the LC Commitment.

                  (c) At least 60 but not more than 90 days prior to the Scheduled Termination Date, the Borrower, by delivering a written request to the Administrative Agent (such request being irrevocable), may request that the Scheduled Commitment Termination Date be extended for an additional one-year period, commencing on such Scheduled Commitment Termination Date. Upon receipt of such notice, the Administrative Agent shall promptly communicate such request to the Lenders.

                  (d) No earlier than 60 days prior, and no later than 45 days prior, to the Scheduled Commitment Termination Date, the Lenders shall indicate to the Administrative Agent whether the Borrower's request to so extend such Scheduled Commitment Termination Date is acceptable to the Lenders, it being understood that the determination by each Lender will be in its sole and absolute discretion and that the failure of any Lender to so respond within such period shall be deemed to constitute a refusal by such Lender to consent to such request, with the result being that such request is denied (any Lender refusing or deemed to refuse any such request, a "Non-Consenting Lender"). The Administrative Agent shall notify the Borrower, in writing, of the Lenders' decisions no later than 30 days prior to the end of the Scheduled Commitment Termination Date.

                  (e) Subject to the satisfaction of the conditions set forth in Section 3.2, in the event that the sum of the Revolving Commitments of
         -----------
the Lenders that have consented to the Borrower's request to extend the Scheduled Commitment Termination Date (the "Consenting Lenders") plus the Revolving Commitments of Non-Consenting Lenders with respect to such request that have been assigned pursuant to Section 10.4(b) shall constitute at least
                                    ------------ -
80% of the aggregate Revolving Commitments, the Scheduled Commitment Termination Date shall be extended for an additional one-year period with respect to the Revolving Commitments of such Consenting Lenders. The Revolving Commitments of Non-Consenting Lenders with respect to such request shall automatically terminate on the last day of the Scheduled Commitment Termination Date (and the principal amount of all Revolving Loans made by such Non-Consenting Lenders, together with accrued interest and fees to such date, shall be repaid), unless assigned pursuant to Section 10.4(b); provided, that before the Borrower may
                     ------------ -   --------
solicit any institution other than the Consenting Lenders to purchase any Non-Consenting Lender's Revolving Commitment pursuant to Section 10.4(b), the
                                                         ------------ -
Consenting Lenders, at least 15 days before the Scheduled Commitment Termination Date, shall determine whether to purchase by assignment the Revolving Commitments of such Non-Consenting Lenders.

                  Section 2.9     Repayment of Loans.
                                  ------------------

                  (a) The outstanding principal amount of all Revolving Loans shall be due and payable on the Commitment Termination Date. Interest on all Revolving Loans shall be payable as set forth in Section 2.12(d).
                                                     ------------ -

                  (b) The principal amount of each Swingline Loan shall be due and payable on the earlier of (i) the last day of the Interest Period applicable to such Borrowing and (ii) the Swingline Termination Date. Interest on all Swingline Loans shall be payable as set forth in Section 2.12(d).
                                                        ------------ -

                  Section 2.10    Evidence of Indebtedness.
                                  ------------------------

                  (a) Each Lender shall maintain in accordance with its usual practice appropriate records evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable thereon and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain appropriate records in which shall be recorded (i) the Revolving Commitment of each Lender, (ii) the amount of each Loan made hereunder by each Lender, the Class and Type thereof and the Interest Period applicable thereto,
(iii) the date of each continuation thereof pursuant to Section 2.7, (iv) the
                                                        -----------
date of each conversion of all or a portion thereof to another Type pursuant to
Section 2.7, (v) the date and amount of any principal or interest due and
-----------
payable or to become due and payable from the Borrower to each Lender hereunder in respect of such Loans and (vi) both the date and amount of any sum received by the Administrative Agent hereunder from the Borrower in respect of the Loans and each Lender's Pro Rata Share thereof. The entries made in such records shall be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, that the failure or delay of any Lender or
                           --------
the Administrative Agent in maintaining or making entries into any such record or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (both principal and unpaid accrued interest) of such Lender in accordance with the terms of this Agreement.

                  (b) At the request of any Lender (including the Swingline Lender) at any time, the Borrower agrees that it will execute and deliver to such Lender a Revolving Credit Note, and, in the case of the Swingline Lender only, a Swingline Note, payable to the order of such Lender. At the request of the Borrower, any such Revolving Credit Note or Swingline Note may be executed and delivered by the Borrower outside of the State of Florida in such location within the continental United States as may reasonably be acceptable to the Administrative Agent.

                  Section 2.11    Prepayments.
                                  -----------

                  (a) Mandatory Prepayments. The Borrower shall be required to make mandatory principal prepayments to the Administrative Agent without the Administrative Agent's further demand therefor (i) if, as of any fiscal quarter end of the Borrower, the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders exceed the aggregate amount that the Borrower would then have been entitled to borrow or retain under the applicable provisions of
Section 2.1 and (ii) if, and to the extent, required by Section 7.6(c). Such
-----------                                             ----------- -
mandatory principal prepayment under clause (i) above shall be in the amount necessary to reduce the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders to the maximum amount that the Borrower then would be entitled to borrow or retain hereunder and shall be made, in any event, within ten (10) days after the end of the applicable fiscal quarter end of Borrower. Further, such mandatory principal prepayment under clause (ii) above shall be made promptly following receipt by Borrower of the Net Cash Proceeds pursuant to
Section 7.6(c).
----------- -

                  (b) Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, without premium or penalty, by giving irrevocable written notice (or telephonic notice promptly confirmed in writing) to the Administrative Agent no later than 11:00 a.m. (i) in the case of prepayment of any Eurodollar Borrowing, not less than three (3) Business Days prior to any such prepayment, (ii) in the case of any prepayment of any Base Rate Borrowing, on the Business Day of such prepayment, and (iii) in the case of Swingline Borrowings, on the date of such prepayment. Each such notice shall be irrevocable and shall specify the proposed date of such prepayment and the principal amount of each Borrowing or portion thereof to be prepaid. Upon receipt of any such notice, the Administrative Agent shall promptly notify each affected Lender of the contents thereof and of such Lender's Pro Rata Share of any such prepayment. If such notice is given, the aggregate amount specified in such notice shall be due and payable on the date designated in such notice, together with accrued interest to such date on the amount so prepaid in accordance with Section 2.12(d); provided, that if a
                                     ------------ -   --------
Eurodollar Borrowing is prepaid on a date other than the last day of an Interest Period applicable thereto, the Borrower shall also pay all amounts required pursuant to Section 2.18. Each partial prepayment of any Loan (other than a
            ------------
Swingline Loan) shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type pursuant to Section 2.3 or in
                                                              -----------
the case of a Swingline Loan pursuant to Section 2.5. Each prepayment of a
                                         -----------
Borrowing shall be applied ratably to the Loans comprising such Borrowing.

                  Section 2.12    Interest on Loans.
                                  -----------------

                  (a) The Borrower shall pay interest on each Base Rate Loan at the Base Rate in effect from time to time and on each Eurodollar Loan at the Adjusted LIBO Rate for the applicable Interest Period in effect for such Loan, plus, in each case, the Applicable Margin in effect from time to time but, in no event, to exceed the Maximum Rate.

                  (b) The Borrower shall pay interest on each Swingline Loan at the Swingline Rate in effect from time to time but, in no event, to exceed the Maximum Rate.

                  (c) While an Event of Default exists or after acceleration, at the option of the Required Lenders, the Borrower shall pay interest ("Default Interest") with respect to all Eurodollar Loans at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum until the last day of such Interest Period, and thereafter, and with respect to all Base Rate Loans (including all Swingline Loans) and all other Obligations hereunder (other than Loans), at an all-in rate in effect for Base Rate Loans (i.e., including Applicable Margin), plus an additional 2% per annum.

                  (d) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof. Interest on all outstanding Base Rate Loans shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower and on the Commitment Termination Date. Interest on all outstanding Eurodollar Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of any Eurodollar Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period, and on the Commitment Termination Date. Interest on each Swingline Loan shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower and on the Swingline Termination Date. Interest on any Loan which is converted into a Loan of another Type or which is repaid or prepaid shall be payable on the date of such conversion or on the date of any such repayment or prepayment (on the amount repaid or prepaid) thereof. All Default Interest shall be payable on demand.

                  (e) The Administrative Agent shall determine each interest rate applicable to the Loans hereunder and shall promptly notify the Borrower and the Lenders of such rate in writing (or by telephone, promptly confirmed in writing). Any such determination shall be conclusive and binding for all purposes, absent manifest error.

                  Section 2.13    Fees.
                                  ----

                  (a) Administrative Agent Fees. The Borrower shall pay to the Administrative Agent for its own account fees in the amounts and at the times previously agreed upon the Borrower and the Administrative Agent.

                  (b) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Percentage (determined quarterly in accordance with Schedule I or Schedule II, as applicable) on the average daily amount of
     ----------    -----------
the unused Revolving Commitment of such Lender during the Availability Period; provided, that if such Lender continues to have any Revolving Credit Exposure
--------
after the Commitment Termination Date, then the commitment fee shall continue to accrue on the average daily amount of such Lender's unused Revolving Commitment from and after the Commitment Termination Date to the date that all of such Lender's Revolving Credit Exposure has been paid in full. The Applicable Percentage shall initially be 0.25%, but shall be reset from time to time as provided in the definition of "Applicable Percentage" herein. Accrued commitment fees shall be payable in arrears on the last day of each fiscal quarter of the Borrower and on the Commitment Termination Date, commencing on the first such date after the Closing Date; provided that any commitment fees accruing after
                             --------
the Commitment Termination Date shall be payable on demand. For purposes of computing commitment fees with respect to the Revolving Commitments, the Revolving Commitment of each Lender shall be deemed used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (but outstanding Swingline Loans shall not be deemed usage of the Revolving Commitment of each Lender).

                  (c) Letter of Credit Fees. The Borrower agrees to pay (i) to the Administrative Agent, for the account of each Lender, a letter of credit fee with respect to its participation in each Letter of Credit, which shall accrue at the Applicable Margin then in effect for Eurodollar Borrowings on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to such Letter of Credit during the period from and including the date of issuance of such Letter of Credit to but excluding the date on which such Letter expires or is drawn in full (including without limitation any LC Exposure that remains outstanding after the Commitment Termination Date) and (ii) to the Issuing Bank for its own account a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the Availability Period (or until the date that such Letter of Credit is irrevocably cancelled, whichever is later), as well as the Issuing Bank's standard fees with respect to issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.

                  (d) Payments. Accrued fees shall be payable quarterly in arrears on the last day of each fiscal quarter of the Borrower, commencing on June 30, 2002 and on the Commitment Termination Date (and if later, the date the Loans and LC Exposure shall be repaid in their entirety).

                  Section 2.14    Computation of Interest and Fees. All
                                  --------------------------------
computations of interest and fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Each determination by the Administrative Agent of an interest amount or fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

                  Section 2.15    Inability to Determine Interest Rates. If
                                  -------------------------------------
prior to the commencement of any Interest Period for any Eurodollar Borrowing,

                  (a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the relevant interbank market, adequate means do not exist for ascertaining LIBOR for such Interest Period, or

                  (b) the Administrative Agent shall have received notice from the Required Lenders that the Adjusted LIBO Rate does not adequately and fairly reflect the cost to such Lenders (or Lender, as the case may be) of making, funding or maintaining their (or its, as the case may be) Eurodollar Loans for such Interest Period, the Administrative Agent shall give written notice (or telephonic notice, promptly confirmed in writing) to the Borrower and to the Lenders as soon as practicable thereafter. In the case of Eurodollar Loans, until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) the obligations of the Lenders to make Eurodollar Revolving Loans or to continue or convert outstanding Loans as or into Eurodollar Loans shall be suspended and (ii) all such affected Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto unless the Borrower prepays such Loans in accordance with this Agreement. Unless the Borrower notifies the Administrative Agent at least one (1) Business Day before the date of any Eurodollar Revolving Borrowing for which a Notice of Revolving Borrowing has previously been given that it elects not to borrow on such date, then such Revolving Borrowing shall be made as a Base Rate Borrowing.

                  Section 2.16    Illegality. If any Change in Law shall make
                                  ----------
it unlawful or impossible for any Lender to make, maintain or fund any Eurodollar Loan and such Lender shall so notify the Administrative Agent, the Administrative Agent shall promptly give notice thereof to the Borrower and the other Lenders, whereupon until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such suspension no longer exist, the obligation of such Lender to make Eurodollar Revolving Loans, or to continue or convert outstanding Loans as or into Eurodollar Loans, shall be suspended. In the case of the making of a Eurodollar Revolving Borrowing, such Lender's Revolving Loan shall be made as a Base Rate Loan as part of the same Revolving Borrowing for the same Interest Period and if the affected Eurodollar Loan is then outstanding, such Loan shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Lender may lawfully continue to maintain such Loan to such date or (b) immediately if such Lender shall determine that it may not lawfully continue to maintain such Eurodollar Loan to such date. Notwithstanding the foregoing, the affected Lender shall, prior to giving such notice to the Administrative Agent, designate a different Applicable Lending Office if such designation would avoid the need for giving such notice and if such designation would not otherwise be disadvantageous to such Lender in the good faith exercise of its discretion.

                  Section 2.17    Increased Costs.
                                  ---------------

                  (a)     If any Change in Law shall:

                          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement that is not otherwise included in the determination of the Adjusted LIBO Rate hereunder against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

                          (ii) impose on any Lender or on the Issuing Bank or the eurodollar interbank market any other condition affecting this Agreement or any Eurodollar Loans made by such Lender or any Letter of Credit or any participation therein;

and the result of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining a Eurodollar Loan or to increase the cost to such Lender or the Issuing Bank of participating in or issuing any Letter of Credit or to reduce the amount received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or any other amount), then the Borrower shall promptly pay, upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Administrative Agent), to the Administrative Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amount or amounts sufficient to compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

                  (b) If any Lender or the Issuing Bank shall have determined that on or after the date of this Agreement any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital (or on the capital of such Lender's or the Issuing Bank's parent corporation) as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation could have achieved but for such Change in Law, then, from time to time, within five (5) Business Days after receipt by the Borrower of written demand by such Lender (with a copy thereof to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation for any such reduction suffered.

                  (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's parent corporation, as the case may be, specified in paragraph (a) or (b) of this Section 2.17 shall be delivered to
                                              ------------
the Borrower (with a copy to the Administrative Agent) and shall be conclusive, absent manifest error. The Borrower shall pay any such Lender or the Issuing Bank, as the case may be, such amount or amounts within ten (10) days after receipt thereof.

                  (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 2.17 shall not
                                                     ------------
constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation.

                  Section 2.18    Funding Indemnity. In the event of (a) the
                                  -----------------
payment of any principal of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion or continuation of a Eurodollar Loan other than on the last day of the Interest Period applicable thereto, or (c) the failure by the Borrower to borrow, prepay, convert or continue any Eurodollar Loan on the date specified in any applicable notice (regardless of whether such notice is withdrawn or revoked), then, in any such event, the Borrower shall compensate each Lender, within five (5) Business Days after written demand from such Lender, for any loss, cost or expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Eurodollar Loan if such event had not occurred at the Adjusted LIBO Rate applicable to such Eurodollar Loan for the period from the date of such event to the last day of the then current Interest Period therefor (or in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Eurodollar Loan) over (ii) the amount of interest that would accrue on the principal amount of such Eurodollar Loan for the same period if the Adjusted LIBO Rate were set on the date such Eurodollar Loan was prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Eurodollar Loan. A certificate as to any additional amount payable under this Section 2.18 submitted to the Borrower by any Lender shall be
           ------------
conclusive, absent manifest error.

                  Section 2.19    Taxes.
                                  -----

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the
                                                    --------
Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.19) the Administrative Agent, any
                                   ------------
Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within five (5) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) and any
                                                          ------------
penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Administrative Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased)
(i) two (2) duly completed copies of Internal Revenue Service Form 1001 or 4224, or any successor form thereto, as the case may be, certifying in each case that such Foreign Lender is entitled to receive payments made by the Borrower hereunder and under the Notes payable to it, without deduction or withholding of any United States federal income taxes and (ii) a duly completed Internal Revenue Service Form W-8 or W-9, or any successor form thereto, as the case may be, to establish an exemption from United State backup withholding tax. Each such Foreign Lender shall deliver to the Borrower and the Administrative Agent such forms on or before the date that it becomes a party to this Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each such Lender shall promptly notify the Borrower and the Administrative Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

                  Section 2.20    Payments Generally; Pro Rata Treatment;
                                  ---------------------------------------
Sharing of Set-offs.
-------------------

                  (a)     The Borrower shall make each payment required to be
made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.17, 2.18, 2.19, or
                                              ------------  ----  ----
10.3, or otherwise) and each optional prepayment permitted by Section 2.11(b)
----                                                          ------------ -
prior to 12:00 noon, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at the Payment Office, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.17, 2.18, 2.19 and 10.3 shall be made directly to the Persons
   -------------  ----  ----     ----
entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be made payable for the period of such extension. All payments hereunder shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due
                     -----
hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards
                                                                ------
payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-of or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans or participations in LC Disbursements or Swingline Loans that would result in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans and participations in LC Disbursements and Swingline Loans; provided, that (i) if
                                                        --------
any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements or Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount or amounts due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Sections 2.5(b), 2.6(b), 2.20(d), 2.22(d) or (e) or
                             ------------ -   --- -   ---- -   ---- -      -
10.3(d), then the Administrative Agent may, in its discretion (notwithstanding
---- -
any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

                  Section 2.21    Mitigation of Obligations; Replacement of
                                  -----------------------------------------
Lenders.
-------

                  (a)     If any Lender requests compensation under
Section 2.17, or if the Borrower is required to pay any additional amount to any
------------
Lender or any Governmental Authority for the account of any Lender pursuant to
Section 2.19, then such Lender shall use reasonable efforts to designate a
------------
different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the sole judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable under Section 2.17 or
                                                               ------------
Section 2.19, as the case may be, in the future and (ii) would not subject such
------------
Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all costs and expenses incurred by any Lender in connection with such designation or assignment.

                  (b)     If any Lender requests compensation under
Section 2.17, or if the Borrower is required to pay any additional amount to any
------------
Lender or any Governmental Authority of the account of any Lender pursuant to
Section 2.19, or if any Lender defaults in its obligation to fund Loans
------------
hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions set forth in Section 10.4(b) all its interests, rights and obligations under
             ------------ -
this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender); provided, that (i) the Borrower shall have received the
                        --------
prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal amount of all Loans owed to it, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (in the case of such outstanding principal and accrued interest) and from the Borrower (in the case of all other amounts) and (iii) in the case of a claim for compensation under Section 2.17 or payments required to
                                           ------------
be made pursuant to Section 2.19, such assignment will result in a reduction in
                    ------------
such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                  Section 2.22    Letters of Credit.
                                  -----------------

                  (a) On the Closing Date, Bank of America, N.A., as the Issuing Bank under the Existing Letters of Credit, in reliance upon the agreements of the other Lenders pursuant to Section 2.22(d), agrees to continue
                                            ------------ -
the prior issuance of such Existing Letters of Credit on the terms and conditions set forth therein. Thereafter during the Availability Period, the Issuing Bank, in reliance upon said agreements of the other Lenders pursuant to
Section 2.22(d), agrees to issue, at the request of the Borrower, Letters of
------------ -
Credit for the account of the Borrower on the terms and conditions hereinafter set forth; provided, that (i) each Letter of Credit shall expire on the earlier
           --------
of (A) the date one year after the date of issuance of such Letter of Credit (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five (5) Business Days prior to the Commitment Termination Date; (ii) each Letter of Credit may be in any stated amount subject, however, to the provisions of clause (iii) hereof; and (iii) the
       -------  -------
Borrower may not request any Letter of Credit, if, after giving effect to such issuance (A) the aggregate LC Exposure would exceed the LC Commitment or (B) the sum of the aggregate outstanding Revolving Credit Exposures of all Lenders would exceed the Aggregate Revolving Commitments. Upon the issuance of each Letter of Credit (which, as set forth in the definition thereof, includes each Existing Letter of Credit), each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank without recourse a participation in such Letter of Credit equal to such Lender's Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each issuance of a Letter of Credit shall be deemed to utilize the Revolving Commitment of each Lender by an amount equal to the amount of such participation.

                  (b) To request the issuance of a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall give the Issuing Bank and the Administrative Agent irrevocable written notice at least three (3) Business Days prior to the requested date of such issuance specifying the date (which shall be a Business Day) such Letter of Credit is to be issued (or amended, extended or renewed, as the case may be), the expiration date of such Letter of Credit, the amount of such Letter of Credit , the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. In addition to the satisfaction of the conditions in Article III, the
                                                                -----------
issuance of such Letter of Credit (or any amendment which increases the amount of such Letter of Credit) will be subject to the further conditions that such Letter of Credit shall be in such form and contain such terms as the Issuing Bank shall approve and that the Borrower shall have executed and delivered any additional applications, agreements and instruments relating to such Letter of Credit as the Issuing Bank shall reasonably require; provided, that in the event
                                                     --------
of any conflict between such applications, agreements or instruments and this Agreement, the terms of this Agreement shall control.

                  (c) At least two (2) Business Days prior to the issuance of any Letter of Credit, the Issuing Bank will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received such notice and if not, the Issuing Bank will provide the Administrative Agent with a copy thereof. Unless the Issuing Bank has received notice from the Administrative Agent on or before the Business Day immediately preceding the date the Issuing Bank is to issue the requested Letter of Credit directing the Issuing Bank not to issue the Letter of Credit because such issuance is not then permitted hereunder because of the limitations set forth in Section 2.22(a) or
                                                            ------------ -
that one or more conditions specified in Article III are not then satisfied,
                                         -----------
then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue such Letter of Credit in accordance with the Issuing Bank's usual and customary business practices.

                  (d) The Issuing Bank shall examine all documents purporting to represent a demand for payment under a Letter of Credit promptly following its receipt thereof. The Issuing Bank shall notify the Borrower and the Administrative Agent of such demand for payment and whether the Issuing Bank has made or will make a LC Disbursement thereunder; provided, that any failure to
                                                --------
give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to such LC Disbursement. The Borrower shall be irrevocably and unconditionally obligated to reimburse the Issuing Bank for any LC Disbursements paid by the Issuing Bank in respect of such drawing, without presentment, demand or other formalities of any kind. Unless the Borrower shall have notified the Issuing Bank and the Administrative Agent prior to 11:00 a.m. on the Business Day immediately prior to the date on which such drawing is honored that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing in funds other than from the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Notice of Revolving Borrowing to the Administrative Agent requesting the Lenders to make a Base Rate Borrowing on the date on which such drawing is honored in an exact amount due to the Issuing Bank; provided, that
                                                               --------
for purposes solely of such Borrowing, the conditions precedents set forth in
Section 3.2 hereof shall not be applicable. The Administrative Agent shall
-----------
notify the Lenders of such Borrowing in accordance with Section 2.3, and each
                                                        -----------
Lender shall make the proceeds of its Base Rate Loan included in such Borrowing available to the Administrative Agent for the account of the Issuing Bank in accordance with Section 2.6. The proceeds of such Borrowing shall be applied
                -----------
directly by the Administrative Agent to reimburse the Issuing Bank for such LC Disbursement.

                  (e) If for any reason a Base Rate Borrowing may not be (as determined in the sole discretion of the Administrative Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Issuing Bank) shall be obligated to fund the participation that such Lender purchased pursuant to subsection (a) in an amount equal to its Pro Rata Share of such LC Disbursement on and as of the date which such Base Rate Borrowing should have occurred. Each Lender's obligation to fund its participation shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have against the Issuing Bank or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default (other than an Event of Default in existence at the time of the issuance of any Letter of Credit by the Issuing Bank of which the Issuing Bank had actual knowledge) or the termination of the Aggregate Revolving Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any of its Subsidiaries, (iv) any breach of this Agreement by the Borrower or any other Lender, (v) any amendment, renewal or extension of any Letter of Credit or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. On the date that such participation is required to be funded, each Lender shall promptly transfer, in immediately available funds, the amount of its participation to the Administrative Agent for the account of the Issuing Bank. Whenever, at any time after the Issuing Bank has received from any such Lender the funds for its participation in a LC Disbursement, the Issuing Bank (or the Administrative Agent on its behalf) receives any payment on account thereof, the Administrative Agent or the Issuing Bank, as the case may be, will distribute to such Lender its Pro Rata Share of such payment; provided, that if such payment
                                                --------
is required to be returned for any reason to the Borrower or to a trustee, receiver, liquidator, custodian or similar official in any bankruptcy proceeding, such Lender will return to the Administrative Agent or the Issuing Bank any portion thereof previously distributed by the Administrative Agent or the Issuing Bank to it.

                  (f) To the extent that any Lender shall fail to pay any amount required to be paid pursuant to paragraph (d) of this Section 2.22 on the
                                                             ------------
due date therefor, such Lender shall pay interest to the Issuing Bank (through the Administrative Agent) on such amount from such due date to the date such payment is made at a rate per annum equal to the Federal Funds Rate; provided,
                                                                     --------
that if such Lender shall fail to make such payment to the Issuing Bank within three (3) Business Days of such due date, then, retroactively to the due date, such Lender shall be obligated to pay interest on such amount at the Default Rate.

                  (g) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided, that the obligation
                                                   --------
to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (g) or (h) of Section 8.1. Such deposit shall be
                                           -----------
held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. At the request of the Borrower, the Administrative Agent shall hold such deposit in an interest-bearing money market demand deposit account at the Borrower's risk and expense; otherwise, such deposit shall not bear interest. Interest and profits, if any, on such investments shall accumulate in such account. Moneys in such account shall applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it had not been reimbursed and to the extent so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, with the consent of the Required Lenders, be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not so applied as aforesaid) shall be returned to the Borrower with three (3) Business Days after all Events of Default have been cured or waived.

                  (h) Promptly following the end of each fiscal quarter, the Issuing Bank shall deliver (through the Administrative Agent) to each Lender and the Borrower a report describing the aggregate Letters of Credit outstanding at the end of such fiscal quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to such Lender any other information reasonably requested by such Lender with respect to each Letter of Credit then outstanding.

                  (i) The Borrower's obligation to reimburse LC Disbursements hereunder shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever and irrespective of any of the following circumstances:

                  (i) Any lack of validity or enforceability of any Letter of Credit or this Agreement;

                  (ii) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any

         Lender (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

                  (iii) Any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) Payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document to the Issuing Bank that does not comply with the terms of such Letter of Credit;

                  (v) Any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.22, constitute a legal or equitable discharge of, or
                 ------------
         provide a right of setoff against, the Borrower's obligations hereunder; or

                  (vi)     The existence of a Default or an Event of Default.

Neither the Administrative Agent, the Issuing Bank, the Lenders nor any Related Party of any of the foregoing shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to above), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided, that the foregoing shall not be construed to excuse the Issuing Bank
--------
from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts or other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree, that in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

                  (j) Each Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No.500, as the same may be amended from time to time, and, to the extent not inconsistent therewith, the governing law of this Agreement set forth in Section 10.5.
                       ------------

                                  ARTICLE III

               CONDITIONS PRECEDENT TO LOANS AND LETTERS OF CREDIT

                  Section 3.1     Conditions To Effectiveness. The obligations
                                  ---------------------------
of the Lenders (including the Swingline Lender) initially to make Loans and the obligation of the Issuing Bank initially to issue any Letter of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2).
                                                      ------------

                  (a) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable fees, charges and disbursements of counsel to the Administrative Agent) required to be reimbursed or paid by the Borrower hereunder, under any other Loan Document and under any agreement with the Administrative Agent or SunTrust Robinson Humphrey Capital Markets, a division of SunTrust Capital Markets, Inc., as Arranger.

                  (b) The Administrative Agent (or its counsel) shall have received the following:

                           (i) a counterpart of this Agreement signed by or on behalf of each party thereto or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

                           (ii) if requested by any Lender, duly executed Notes payable to such Lender;

                           (iii) a duly executed Subsidiary Guarantee Agreement and Indemnity and Contribution Agreement;

                           (iv) a certificate of the Secretary or Assistant Secretary of each Loan Party, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Loan Documents to which it is a party and certifying the name, title and true signature of each officer of such Loan Party executing the Loan Documents to which it is a party;

                           (v)    certified copies of the articles of
                  incorporation or other charter documents of each Loan Party, together with certificates of good standing or existence, as may be available from the Secretary of State of the jurisdiction of incorporation of such Loan Party and each other jurisdiction where such Loan Party is required to be qualified to do business as a foreign corporation;

                           (vi) a favorable written opinion of Moore & Van Allen PLLC, counsel to the Loan Parties, addressed to the Administrative Agent and each of the Lenders, and covering such matters relating to the Loan Parties, the Loan Documents and the transactions contemplated therein as the Administrative Agent or the Required Lenders shall reasonably request;

                           (vii) a certificate, dated the Closing Date and signed by a Responsible Officer, confirming compliance with the conditions set forth in paragraphs (a), (b) and (c) of
                  Section 3.2 and, further, demonstrating compliance with
                  -----------
                  Sections 6.1, 6.2, 6.3, 6.4 and 6.5 as of the most recent
                  ------------  ---  ---  ---     ---
                  fiscal quarter ended;

                           (viii) certified copies of all consents, approvals,
                  authorizations, registrations or filings required to be made or obtained by each Loan Party in connection with the Loans and any transaction being financed with the proceeds of the Loans;

                           (ix) duly executed payoff letters, in form and substance satisfactory to the Administrative Agent, executed by each lender holding Indebtedness to be refinanced at closing;

                           (x) UCC, judgment and tax lien searches in the jurisdiction of the chief executive office and jurisdiction of incorporation or organization of each Loan Party, together with copies of all financing statements on file in such jurisdictions (with all attachments) and evidence that no Liens exist on any assets or properties of any such Loan Party (other than Liens permitted by Section 7.2);
                                                 -----------

                           (xi) a certificate of insurance issued on behalf of insurers of each Loan Party, describing in reasonable detail the types and amounts of insurance (property and liability) maintained by such Loan Party, naming the Administrative Agent as additional insured under all liability insurance;

                           (xii) a certificate of a Responsible Officer certifying with respect to all Major Distribution Agreements that: (i) the Borrower or such Subsidiary, as applicable, is in material compliance with all terms and conditions of such agreement,
                  (ii) such agreement is in full force and effect and (iii) no default exists thereunder;

                           (xiii) duly executed Notices of Borrowing, if
                  applicable, accompanied by a Borrowing Availability Certificate as of the end of the most current fiscal quarter preceding the effective date hereof; and

                           (xiv)  a duly executed funds disbursement agreement.

                  Section 3.2     Each Credit Event. The obligation of each
                                  -----------------
Lender to make a Loan on the occasion of any Borrowing and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, and the agreement of any Lender to extend the Stated Commitment Termination Date pursuant to Section 2.8
                                                                    -----------
is, in each case subject to the satisfaction of the following conditions:

                  (a) at the time of and immediately after giving effect to such Borrowing, the issuance, amendment, renewal or extension of such Letter of Credit or the extension of the Scheduled Commitment Termination Date, as applicable, no Default or Event of Default shall exist;

                  (b) all representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing, the date of issuance, amendment, extension or renewal of such Letter of Credit or the date of extension of the Scheduled Termination Date, as applicable, in each case before and after giving effect thereto;

                  (c) since the date of the most recent financial statements of the Borrower described in Section 5.1(a), there shall have been no change
                             ----------- -
which has had or could reasonably be expected to have a Material Adverse Effect;

                  (d) the Borrower shall have paid all fees payable under this Agreement to the extent then due and payable; and

                  (e) the Administrative Agent shall have received such other documents, certificates, information or legal opinions as the Administrative Agent or the Required Lenders may reasonably request, all in form and substance reasonably satisfactory to the Administrative Agent or the Required Lenders.

                  Each Borrowing, each issuance, amendment, extension or renewal of any Letter of Credit and any extension of the Scheduled Commitment Termination Date shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section 3.2.
                    -----------

                  Section 3.3     Delivery of Documents. All of the Loan
                                  ---------------------
Documents, certificates, legal opinions and other documents and papers referred to in this Article III, unless otherwise specified, shall be delivered to the
           -----------
Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory in all respects to the Administrative Agent.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Administrative Agent and each Lender as follows:

                  Section 4.1     Existence; Power. The Borrower and each of
                                  ----------------
its Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation or other legally organized entity under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.2     Organizational Power; Authorization. The
                                  -----------------------------------
execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder or other equity owner, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  Section 4.3     Governmental Approvals; No Conflicts. The
                                  ------------------------------------
execution, delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Subsidiaries (including without limitation, any Major Distribution Agreement) or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except Liens (if any) created under the Loan Documents.

                  Section 4.4     Financial Statements. The Borrower has
                                  --------------------
furnished to each Lender the audited consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2001 and the related consolidated statements of income, shareholders' equity and comprehensive income and cash flows for the fiscal year then ended reported on by Arthur Andersen, LLP, independent certified public accountants. Such financial statements fairly present the consolidated financial condition of the Borrower and its Subsidiaries as of such date and the consolidated results of operations for such period in conformity with GAAP consistently applied. Since December 31, 2001, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

                  Section 4.5     Litigation and Environmental Matters.
                                  ------------------------------------

                  (a) Schedule 4.5(a) sets forth certain litigation which is pending against Borrower as of the Closing Date (the "Pending Litigation"). No litigation (including the Pending Litigation), investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Loan Agreement or any other Loan Document.

                  (b)     Except for the matters set forth on Schedule 4.5(b),
                                                              ------------ -
neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) has become subject to any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (iii) has received notice of any claim with respect to any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (iv) knows of any basis for any Environmental Liability that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

                  Section 4.6     Compliance with Laws and Agreements. The
                                  -----------------------------------
Borrower and each Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties, except where non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 4.7     Investment Company Act, Etc. Neither the
                                  ---------------------------
Borrower nor any of its Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

                  Section 4.8     Taxes. The Borrower and its Subsidiaries and
                                  -----
each other Person for whose taxes the Borrower or any Subsidiary could become liable have timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as the case may be, has set aside on its books adequate reserves. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of such taxes are adequate, and no tax liabilities that could be materially in excess of the amount so provided are anticipated.

                  Section 4.9     Margin Regulations. None of the proceeds of
                                  ------------------
any of the Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

                  Section 4.10    ERISA. No ERISA Event has occurred or is
                                  -----
reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $1,000,000 the fair market value of the assets of all such underfunded Plans.

                  Section 4.11    Ownership of Property.
                                  ---------------------

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business.

                  (b) Each of the Borrower and its Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, trade names, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

                  Section 4.12    Disclosure. The Borrower has disclosed to the
                                  ----------
Lenders all agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Confidential Memorandum nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

                  Section 4.13    Labor Relations. There are no strikes,
                                  ---------------
lockouts or other material labor disputes or grievances against the Borrower or any of its Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority. All payments due from the Borrower or any of its Subsidiaries pursuant to the provisions of any collective bargaining agreement have been paid or accrued as a liability on the books of the Borrower or any such Subsidiary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

                  Section 4.14    Major Distribution Agreements. Schedule 4.14
                                  -----------------------------  -------------
sets forth a complete and accurate list of all Major Distribution Agreements of the Borrower and its Subsidiaries in effect as of the Closing Date. Other than as set forth in Schedule 4.14, each such Major Distribution Agreement is, and
                -------------
after giving effect to the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof, and no default has occurred that could reasonably be expected to have a Material Adverse Effect, and after giving effect to the transactions contemplated by the Loan Documents will occur, thereunder. If requested by the Administrative Agent, the Borrower and its Subsidiaries have delivered to the Administrative Agent a true and complete copy of each Major Distribution Agreement so requested.

                  Section 4.15    Principal Place of Business. Schedule 4.15
                                  ---------------------------  -------------
sets forth the chief executive office and principal place of business of each of the Borrower and its Subsidiaries.

                  Section 4.16    Solvency. Each of the Loan Parties is Solvent
                                  --------
and, in executing the Loan Documents and consummating the transactions contemplated thereby, none of the Loan Parties intends to hinder, delay or defraud either present or future creditors or other Persons to which one or more of the Loan Parties is or will become indebted.

                  Section 4.17    Senior Debt. The Obligations constitute
                                  -----------
senior debt for purposes of all subordinated debt facilities, if any.

                  Section 4.18    Subsidiaries. Schedule 4.18 sets forth the
                                  ------------   -------------
name of, the ownership interest of the Borrower in, the jurisdiction of organization of, and the type of, each Subsidiary, in each case as of the Closing Date

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of and interest on any Loan or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 5.1     Financial Statements and Other Information.
                                  ------------------------------------------
The Borrower will deliver to the Administrative Agent:

                  (a)     as soon as available and in any event within ninety
(90) days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by independent public accountants of nationally recognized standing (without a "going concern" or like qualification or exception, and without any qualification or exception not acceptable to Lenders in their sole discretion) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

                  (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, (i) a certificate of a Responsible Officer, (A) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto and (B) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4
                                                                   -----------
and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, and (ii) a certificate of a Responsible Officer in the form of Exhibit 5.1(c) (the "Compliance Certificate")
                                   ----------- -
setting forth in reasonable detail calculations demonstrating compliance with
Article VI;
----------

                  (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be; and

                  (e) promptly following any request therefor, such other information regarding the results of operations, business affairs and financial condition of the Borrower or any Subsidiary as the Administrative Agent or any Lender may reasonably request.

                  Section 5.2     Notices of Material Events. The Borrower will
                                  --------------------------
furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a)     the occurrence of any Default or Event of Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any event or any other development by which the Borrower or any of its Subsidiaries (i) fails to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability and in each of the preceding clauses (i) through (iv), which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect;

                  (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $1,000,000;

                  (e) any change in the fiscal year of the Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower;

                  (f)     the occurrence of each of the following:

                          (i) any request for a material amendment, modification or waiver of any of the terms contained in any Major Distribution Agreement which, if granted, would result in, or could reasonably be expected to result in, a Material Adverse Effect, which notice shall be accompanied by a copy (if available) or summary of the terms of the proposed amendment, modification or waiver;

                           (ii) written notice from the manufacturer or supplier under any Major Distribution Agreement of any default or event of default, or the assertion by any party thereto of the occurrence of a default or event of default, under any such Major Distribution Agreement that results in, or could reasonably be expected to result in, a Material Adverse Effect, which notice shall be accompanied by a copy of any summary of the circumstances relating thereto, and an explanation of what action, if any, the applicable Loan Party intends to take with respect thereto; and

                           (iii) the assertion by any Person, whether in a proceeding before a Governmental Authority or otherwise, that any Major Distribution Agreement is void, invalid, unenforceable or subject to rejection, avoidance, rescission or reformation in any material respect which, if successful, would result in, could reasonably be expected to result in, a Material Adverse Effect, which notice shall be accompanied by a summary of the circumstances relating to such assertion together, if applicable, with copies of any pleadings or other submissions made to any Governmental Authority relating to such assertion; and

                  (g) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section 5.2 shall be
                                                   -----------
accompanied by a written statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.3     Existence; Conduct of Business. The Borrower
                                  ------------------------------
will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section 5.3 shall prohibit any merger,
         --------                       -----------
consolidation, liquidation or dissolution permitted under Section 7.3.
                                                          -----------

                  Section 5.4     Compliance with Laws, Etc. The Borrower will,
                                  -------------------------
and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and requirements of any Governmental Authority applicable to its properties, except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.5     Payment of Obligations. The Borrower will,
                                  ----------------------
and will cause each of its Subsidiaries to, pay and discharge at or before maturity, all of its obligations and liabilities (including without limitation all tax liabilities and claims that could result in a statutory Lien) before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.6     Books and Records. The Borrower will, and will
                                  -----------------
cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities to the extent necessary to prepare the consolidated financial statements of Borrower in conformity with GAAP.

                  Section 5.7     Visitation, Inspection, Etc. The Borrower
                                  ---------------------------
will, and will cause each of its Subsidiaries to, permit any representative of the Administrative Agent or any Lender, to visit and inspect its properties, to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with any of its officers and with its independent certified public accountants, all at such reasonable times and as often as the Administrative Agent or any Lender may reasonably request after reasonable prior notice to the Borrower.

                  Section 5.8     Maintenance of Properties; Insurance. The
                                  ------------------------------------
Borrower will, and will cause each of its Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear except where the failure to do so, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect and (b) maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, in amounts and against loss or damage of the kinds customarily insured against by companies in the same or similar businesses operating in the same or similar locations, in each instance, reasonably acceptable to the Administrative Agent.

                  Section 5.9     Use of Proceeds and Letters of Credit. The
                                  -------------------------------------
Borrower will use the proceeds of all Loans to refinance existing Indebtedness on the Closing Date and thereafter to finance working capital needs, Capital Expenditures, acquisitions and for other general corporate purposes of the Borrower and its Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would violate any rule or regulation of the Board of Governors of the Federal Reserve System, including Regulations T, U or X. All Letters of Credit will be used for general corporate purposes.

                  Section 5.10    Additional Subsidiaries. If any additional
                                  -----------------------
Subsidiary is acquired or formed after the Closing Date, the Borrower will, within fifteen (15) Business Days after such Subsidiary is acquired or formed, notify the Administrative Agent and the Lenders thereof and will cause such Subsidiary to become a Subsidiary Loan Party by executing agreements in the form of Annex I to Exhibit D and Annex I to Exhibit E in form and substance
   -------    ---------     -------    ---------
satisfactory to the Administrative Agent and the Required Lenders and will cause such Subsidiary to deliver simultaneously therewith similar documents applicable to such Subsidiary required under Section 3.1 as reasonably requested by the
                                  -----------
Administrative Agent.

                  Section 5.11    Compliance with Major Distribution Agreements.
                                  ---------------------------------------------
The Borrower and each applicable Subsidiary (a) will strictly comply with all of the terms and provisions of all Major Distribution Agreements, (b) will not make or permit to be made any material modification or amendment to any such Major Distribution Agreement without the prior written consent of the Administrative Agent, and (c) will maintain each such Major Distribution Agreement in full force and effect and free of default thereunder at all times during of the term of this Agreement, provided, in the case of each of clauses (a), (b) and (c)
                   --------
hereof, such failure to do so would result in, or could reasonably be expected to result in, a Material Adverse Effect.

                                   ARTICLE VI

                               FINANCIAL COVENANTS

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on or any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 6.1     Leverage Ratio. The Borrower and its
                                  --------------
Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, a Leverage Ratio of not greater than 3.00:1.00, calculated on a rolling four-quarter basis.

                  Section 6.2     Interest Coverage Ratio. The Borrower and it
                                  -----------------------
Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, an Interest Coverage Ratio of not less than 3.00:1.00, calculated on a rolling four-quarter basis.

                  Section 6.3     Consolidated Net Worth. The Borrower and it
                                  ----------------------
Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, a Consolidated Net Worth in an amount not less than (a) $290,178,000 and (b) as at the last day of each succeeding fiscal quarter of the Borrower and until (but excluding) the last day of the next following fiscal quarter of the Borrower, the sum of (i) the amount of Consolidated Net Worth required to be maintained pursuant to this covenant as at the end of the immediately preceding fiscal quarter, plus (ii) fifty percent (50%) of Consolidated Net Income (with no reduction for net losses during any period) for the fiscal quarter of the Borrower ending on such day (adjusting the computation of Consolidated Net Income for certain items, as provided for in the definition of "Consolidated Net Income"), plus (iii) one hundred percent (100%) of the aggregate Net Cash Proceeds of any Equity Issuance and net proceeds of other capital investments, in each case calculated quarterly on the last day of each fiscal quarter.

                  Section 6.4     Consolidated Total Debt to Consolidated Total
                                  ---------------------------------------------
Capitalization Ratio. The Borrowers and its Subsidiaries will have, as of the
--------------------
end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, a ratio of Consolidated Total Debt to Consolidated Total Capitalization of not greater than 0.50:1.00, calculated on a rolling four-quarter basis.

                  Section 6.5     Minimum Asset Coverage. The Borrower and its
                                  ----------------------
Subsidiaries will have, as of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2002, a ratio of Consolidated Current Assets to Consolidated Total Debt of not less than 1.50:1.00, calculated on a rolling four-quarter basis.

                                   ARTICLE VII

                               NEGATIVE COVENANTS
                               ------------------

                  The Borrower covenants and agrees that so long as any Lender has a Commitment hereunder or the principal of or interest on any Loan remains unpaid or any fee or any LC Disbursement remains unpaid or any Letter of Credit remains outstanding:

                  Section 7.1     Indebtedness. The Borrower will not, and
                                  ------------
will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

                  (a)     Indebtedness created pursuant to the Loan Documents;

                  (b) Indebtedness existing on the date hereof and set forth on Schedule 7.1 and extensions, renewals and replacements of any such
         ------------
Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets secured by a Lien on any such assets prior to the acquisition thereof; provided, that such Indebtedness
                                              --------
is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvements or extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof; provided further, that the aggregate principal
                               -------- -------
amount of such Indebtedness does not exceed $10,000,000 at any time outstanding;

                  (d) Indebtedness of the Borrower owing to any Subsidiary Loan Party and of any Subsidiary Loan Party owing to the Borrower or any other Subsidiary Loan Party;

                  (e)     Private Placement Debt or other unsecured
Indebtedness incurred after the date hereof in an aggregate principal amount not to exceed $95,000,000 at any time outstanding;

                  (f) Indebtedness of any Person which becomes a Subsidiary after the date of this Agreement; provided, that (i) such Indebtedness exists at the time that such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and
(ii) the aggregate principal amount of such Indebtedness permitted hereunder shall not exceed $5,000,000 outstanding at any time;

                  (g) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 7.10;
                        ------------

                  (h) Indebtedness in respect of any Securitization Transaction permitted by Section 7.6(c); and
                         ----------- -

                  (i) other unsecured (other than by a Letter of Credit) Indebtedness in an aggregate principal amount not to exceed $20,000,000 at any time outstanding that represents a portion of the costs of an Acquisition permitted by Section 7.4(a)(viii) payable to Persons selling an equity interest
             ----------- -  ----
or assets to the Borrower or any of its Subsidiaries; provided, that such
                                                      --------
Indebtedness is fully subordinate (other than in those cases where supported by a Letter of Credit) to the payment and performance of the Obligations on terms acceptable to the Administrative Agent; further provided, that in computing such
                                        ------- --------
$20,000,000 aggregate Indebtedness amount, in the event that any such Indebtedness is secured or enhanced by a Letter of Credit or by a Guarantee of the Borrower or any of its Subsidiaries, the amount of the original Indebtedness only, but not such Letter of Credit or such Guarantee, shall count towards such $20,000,000 limitation.

                  Section 7.2     Negative Pledge. The Borrower will not, and
                                  ---------------
will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien on any of its assets or property now owned or hereafter acquired, except:

                  (a) Liens, if any, created in favor of the Administrative Agent for the benefit of the Lenders pursuant to the Loan Documents;

                  (b)     Permitted Encumbrances;

                  (c) any Liens on any property or asset of the Borrower or any Subsidiary existing on the Closing Date set forth on Schedule 7.2; provided,
                                                         ------------  --------
that such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary;

                  (d) purchase money Liens upon or in any fixed or capital assets to secure the purchase price or the cost of construction or improvement of such fixed or capital assets or to secure Indebtedness incurred solely for the purpose of financing the acquisition, construction or improvement of such fixed or capital assets (including Liens securing any Capital Lease Obligations); provided, that (i) such Lien secures Indebtedness permitted by
              --------
Section 7.1(c), (ii) such Lien attaches to such asset concurrently or within
----------- -
ninety (90) days after the acquisition, improvement or completion of the construction thereof; (iii) such Lien does not extend to any other asset; and
(iv) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets;

                  (e) any Lien (i) existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower, (ii) existing on any asset of any Person at the time such Person is merged with or into the Borrower or any Subsidiary of the Borrower or (iii) existing on any asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower; provided, that any such Lien was not created in the contemplation of
          --------
any of the foregoing and any such Lien secures only those obligations which it secures on the date that such Person becomes a Subsidiary or the date of such merger or the date of such acquisition;

                  (f) any Lien arising out of any Securitization Transaction permitted by Section 7.6(c); and
                         ----------- -

                  (g) extensions, renewals, or replacements of any Lien referred to in paragraphs (a) through (f) of this Section 7.2; provided, that
                                                  -----------  --------
the principal amount of the Indebtedness secured thereby is not increased and that any such extension, renewal or replacement is limited to the assets originally encumbered thereby.

                  Section 7.3     Fundamental Changes.
                                  -------------------

                  (a)     Except as otherwise permitted by Section 7.6(d), the
                                                           ----------- -
Borrower will not, and will not permit any Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at
                                                           --------
the time thereof and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Subsidiary may merge with a Person if the Borrower (or such Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Subsidiary may merge into another Subsidiary; provided, that (A) if any party to
                                              --------
such merger is a Subsidiary Loan Party, the Subsidiary Loan Party shall be the surviving Person (and if the non-surviving Subsidiary was also a Subsidiary Loan Party, the Administrative Agent, upon such event and at the request and expense of the Borrower and/or the surviving Subsidiary Loan Party, will execute such documents as shall be acceptable to the Administrative Agent and its counsel releasing the non-surviving Subsidiary Loan Party from its obligations under the Subsidiary Guarantee Agreement) or (B) if any party to such merger is not a Subsidiary Loan Party, the surviving Person shall execute and deliver to the Administrative Agent an agreement guaranteeing payment of the Obligations in form and substance satisfactory to the Administrative Agent and the Required Lenders, (iii) any Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Subsidiary Loan Party, and (iv) any Subsidiary (other than a Subsidiary Loan Party) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided, that any such merger
                                           --------
involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 7.4.
                                                            -----------

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related thereto.

                  Section 7.4     Investments, Loans, Capital Expenditures, Etc.
                                  ----------------------------------------------

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person that constitute a business unit, except:

                          (i)      Investments (other than Permitted
         Investments) existing on the date hereof and set forth on Schedule 7.4
                                                                   ------------
         (including Investments in Subsidiaries);

                          (ii)     Permitted Investments;

                          (iii) Guarantees constituting Indebtedness permitted by Section 7.1;
                       ----------

                          (iv) Investments in Subsidiary Loan Parties and in repurchases of the capital stock of the Borrower to the extent otherwise permitted hereunder;

                          (v) Loans or advances to employees, officers or directors of the Borrower or any Subsidiary in the ordinary course of business for travel, relocation and related expenses;

                          (vi)     Hedging Agreements permitted by Section 7.10;
                                                                   ------------

                          (vii) notes or other evidence of indebtedness permitted by Section 7.6(d);
                      ----------- -

                          (viii) the purchase or other acquisition of a controlling equity interest in another Person (including the purchase of an option, warrant, convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity interest or upon exercise of an option or warrant for, or conversions of securities into, such equity interest, or the purchase or other acquisition (in one transaction or a series of transactions) of any assets of any other Person that constitute a business unit (each, an "Acquisition"), provided, that: (i) the Person to be (or whose assets are to be) so purchased or acquired does not oppose such Acquisition, (ii) the line or lines of business of the Person to be (or whose assets are to be) so purchased or acquired are substantially the same as the Major Subsidiaries and their lines of business, (iii) Albert Nahmad is before and continues to be after any such Acquisition the Chairman or Chief Executive Officer of the Borrower, (iv) prior to and immediately after giving effect to such Acquisition, no Default or Event of Default shall have occurred and be continuing, (v) if the costs of such Acquisition exceed $10,000,000, the Borrower shall have furnished to the Administrative Agent pro forma historical financial statements as of the end of the most recently completed fiscal period of the Borrower (whether quarterly or year end) giving effect to such Acquisition and assuming that any Indebtedness incurred to effect such Acquisition shall be deemed to have been outstanding during the four full consecutive fiscal quarter period of the Borrower preceding such Acquisition and to have borne a rate of interest during such period equal to that rate in existence at the date of determination, together with a certificate of a Responsible Officer, in the form of Exhibit
                                                                     -------
         5.1(c), prepared on a historical pro forma basis giving effect to such
         --- -
         Acquisition as of the most recent fiscal quarter of the Borrower then ended, which certificate shall demonstrate that no Default or Event of Default would exist immediately after giving effect thereto, and (vi) the Person acquired shall be a Subsidiary, or be merged into or with the Borrower or one of its Subsidiaries, immediately upon consummation of the Acquisition (or if assets are being purchased or acquired, the acquirer shall be the Borrower or one of its Subsidiaries);

                          (ix) Investments of any Person acquired in an Acquisition permitted under Section 7.4(a)(viii); and
                                     ------------ -  ----

                          (x) additional Investments in other Persons, provided, that (i) the aggregate costs incurred in making such
         --------
         Investments (reduced by cash dividends or other cash payments received on or in consideration of such Investments) shall not exceed $20,000,000 in the aggregate at any time and (ii) prior to and immediately after giving effect to such Investment, no Default or Event of Default shall have occurred and be continuing.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in the aggregate in excess of $20,000,000 during any fiscal year of the Borrower.

                  Section 7.5     Restricted Payments. The Borrower will not,
                                  -------------------
and will not permit its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any dividend on any class of its stock, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of, any shares of common stock or Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such common stock or such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for

(a) dividends payable by the Borrower solely in shares of any class of its common stock, (b) Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary Loan Party, (c) dividends paid by any Subsidiary to Borrower or to another Subsidiary that is its direct parent and (d) cash dividends paid on, and cash redemptions of, the common stock of the Borrower which do not exceed fifty percent (50%) of Consolidated Net Income (if greater than $0) earned during the immediately preceding fiscal year, provided, that (i)
                                                              --------
no Default or Event of Default has occurred and is continuing at the time such dividend is paid or redemption is made, and (ii) if Restricted Payments in any fiscal year are less than permitted in such fiscal year, the excess permitted amount for such fiscal year may be carried forward to the next succeeding fiscal year.

                  Section 7.6     Sale of Assets. The Borrower will not, and
                                  --------------
will not permit any of its Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's common stock to any Person other than the Borrower or a Subsidiary Loan Party (or to qualify directors if required by applicable law), except:

                  (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for the principal business operations disposed of in the ordinary course of business;

                  (b) the sale of inventory and Permitted Investments in the ordinary course of business;

                  (c) the sale or other disposition of such assets in connection with any Securitization Transaction in an aggregate amount not to exceed $75,000,000 at any time during the term of this Agreement, provided, that
                                                                  --------
fifty percent (50%) of the Net Cash Proceeds resulting from such Securitization Transaction are used by the Borrower to prepay the outstanding Revolving Credit Loans and to permanently reduce the Revolving Commitments hereunder;

                  (d) the sale or other disposition of all or substantially all of the Capital Stock or assets of Dunhill for no less than fair market value, as reasonably determined by the Board of Directors of the Borrower (upon which event, the Administrative Agent, at the request and expense of the Borrower, will execute such documents as shall be acceptable to the Administrative Agent and its counsel releasing Dunhill from its obligations under the Subsidiary Guarantee Agreement), consideration for which may include notes or other evidence of indebtedness of purchasers in an aggregate amount not exceeding $25,000,000 and a repayment term not exceeding three years;

                  (e) the sale, without recourse, other than for misrepresentation, by Gemaire and Coastline of accounts receivable having a value, net of all allowances and discounts, not to exceed during any fiscal year of the Borrower an aggregate dollar value of $5,000,000, which receivables shall be payable by Persons who are not United States citizens or organized and existing under the laws of the United States or a state or territory thereof; and

                  (f) the sale or other disposition of such assets in an aggregate amount not to exceed $25,000,000 in any fiscal year of the Borrower.

                  Section 7.7     Transactions with Affiliates. The Borrower
                                  ----------------------------
will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and Subsidiary Loan Parties not involving any other Affiliates, and (c) any Restricted Payment permitted by Section 7.5.
                                -----------

                  Section 7.8     Restrictive Agreements. The Borrower will
                                  ----------------------
not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Subsidiary to create, incur or permit any Lien upon any of its assets or properties, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to its common stock, to make or repay loans or advances to the Borrower or any other Subsidiary, to Guarantee Indebtedness of the Borrower or any other Subsidiary or to transfer any of its property or assets to the Borrower or any Subsidiary of the Borrower; provided,
                                                                      --------
that (i) the foregoing shall not apply to restrictions or conditions imposed (A) by law, (B) by this Agreement or any other Loan Document, (C) by the documents governing the Private Placement Debt, or (D) by any documents creating a Permitted Lien, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the
           --------
Subsidiary that is sold and such sale is permitted hereunder, (iii) clause (a) shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions and conditions apply only to the property or assets securing such Indebtedness, and
(iv) clause (a) shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  Section 7.9     Sale and Leaseback Transactions. Except as
                                  -------------------------------
may be permitted under Section 7.6(f), the Borrower will not, and will not
                       ----------- -
permit any of the Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  Section 7.10    Hedging Agreements. The Borrower will not,
                                  ------------------
and will not permit any of the Subsidiaries to, enter into any Hedging Agreement, other than Hedging Agreements which are non-speculative in purpose and nature and are entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities. Solely for the avoidance of doubt, the Borrower acknowledges that a Hedging Agreement entered into for speculative purposes or of a speculative nature (which shall be deemed to include any Hedging Agreement under which the Borrower or any of the Subsidiaries is or may become obliged to make any payment (i) in connection with the purchase by any third party of any common stock or any Indebtedness or (ii) as a result of changes in the market value of any common stock or any Indebtedness) is not a Hedging Agreement entered into in the ordinary course of business to hedge or mitigate risks.

                  Section 7.11    Amendment to Material Documents. The Borrower
                                  -------------------------------
will not, and will not permit any Subsidiary to, amend, modify or waive any of its rights under (a) its certificate of incorporation, bylaws or other organizational documents in a manner materially adverse to the Lenders or (b) any of the Major Distribution Agreement set forth in Schedule 4.14 in a manner
                                                     -------------
that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Section 7.12    Accounting Changes. The Borrower will not,
                                  ------------------
and will not permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required or, with the approval of the Required Lenders, as permitted, by GAAP, or change the fiscal year of the Borrower or any Subsidiary, except to change the fiscal year of a Subsidiary to conform its fiscal year to that of the Borrower.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT
                                -----------------

                  Section 8.1     Events of Default. If any of the following
                                  -----------------
events (each an "Event of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan or of any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment or otherwise; or

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount payable under clause
(a) of this Article VIII) payable under this Agreement or any other Loan
            ------------

Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days; or

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document (including the Schedules attached thereto) and any amendments or modifications hereof or waivers hereunder, or in any certificate, report, financial statement or other document submitted to the Administrative Agent or the Lenders by any Loan Party or any representative of any Loan Party pursuant to or in connection with this Agreement or any other Loan Document shall prove to be incorrect in any material respect when made or deemed made or submitted; or

                  (d) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.1(a), (b), (c), (d), and (e), 5.2,
                                   ------------ -    -    -    -        -   ---
5.3 (with respect to the Borrower's legal existence unless, in the case of any
---
involuntary administrative dissolution of the Borrower, such failure to preserve, renew or maintain its legal existence is remedied within ten (10) days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender, provided, that until the Borrower's
                                        --------
legal existence is lawfully reinstated by the appropriate Governmental Authority, the Lenders or the Issuing Bank, as applicable, may withhold any further Borrowing or issuance of any additional Letter of Credit), 5.7, 5.9,
                                                                   ---  ---
5.10 or Articles VI or VII; or
----    -----------    ---

                  (e) any Loan Party shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those referred to in clauses (a), (b) and (d) above), and such failure shall remain unremedied for thirty (30) days after the earlier of (i) any Responsible Officer of the Borrower becomes aware of such failure, or (ii) notice thereof shall have been given to the Borrower by the Administrative Agent or any Lender;

                  (f) the Borrower or any of its Subsidiaries shall default in the performance or observance of any term, condition or provision of any Major Distribution Agreement that results in, or could reasonably be expected to result in, a Material Adverse Effect; or

                  (g) the Borrower or any Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Material Indebtedness that is outstanding, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

                  (h) the Borrower or any Subsidiary shall (i) commence a voluntary case or other proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a custodian, trustee, receiver, liquidator or other similar official of it or any substantial part of its property, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (i) of this Section 8.1(h), (iii)
                                                       ----------- -
apply for or consent to the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any such Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) take any action for the purpose of effecting any of the foregoing; or

                  (i) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or any substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency or other similar law now or hereafter in effect or (ii) the appointment of a custodian, trustee, receiver, liquidator or other similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and in any such case, such proceeding or petition shall remain undismissed for a period of sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered; or

                  (j) the Borrower or any Subsidiary shall become unable to pay, shall admit in writing its inability to pay, or shall fail to pay, its debts as they become due; or

                  (k) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower and the Subsidiaries in an aggregate amount exceeding $1,000,000; or

                  (l) any judgment or order for the payment of money where the amount not covered by insurance exceeds $1,000,000 individually or in the aggregate shall be rendered against the Borrower or any Subsidiary, and either
(i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (m) any non-monetary judgment or order shall be rendered against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect, and there shall be a period of thirty (30) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (n)     a Change in Control shall occur or exist; or

                  (o) any provision of any Subsidiary Guarantee Agreement shall for any reason cease to be valid and binding on, or enforceable against, any Subsidiary Loan Party, or any Subsidiary Loan Party shall so state in writing, or any Subsidiary Loan Party shall seek to terminate its Subsidiary Guarantee Agreement; or

                  (p) an event of default shall have occurred under any other Loan Document; then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Section 8.1) and
                                                               -----------
at any time thereafter during the continuance of such event, the Administrative Agent may, and upon the written request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, whereupon the Commitment of each Lender shall terminate immediately; (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) exercise all remedies contained in any other Loan Document; and that, if an Event of Default specified in either clause
(h) or (i) shall occur, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon, and all fees, and all other Obligations shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  Section 9.1     Appointment of Administrative Agent.
                                  -----------------------------------

                  (a) Each Lender irrevocably appoints SunTrust Bank as the Administrative Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent under this Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Administrative Agent may perform any of its duties hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through their respective Related Parties.

The exculpatory provisions set forth in this Article IX shall apply to any such
                                             ----------
sub-agent and the Related Parties of the Administrative Agent and any such sub-agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  (b) The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Administrative Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and
                 --------
immunities (i) provided to the Administrative Agent in this Article IX with
                                                            ----------
respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as the term "Administrative Agent" as used in this
Article IX included the Issuing Bank with respect to such acts or omissions and
----------
(ii) as additionally provided in this Agreement with respect to the Issuing
Bank.

                  Section 9.2     Nature of Duties of Administrative Agent. The
                                  ----------------------------------------
Administrative Agent shall not have any duties or obligations except those expressly set forth in this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2), and (c) except as expressly set forth in the Loan
            ------------
Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.2) or in the absence of its own gross negligence or
            ------------
willful misconduct. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere in any Loan
                                           -----------
Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  Section 9.3     Lack of Reliance on the Administrative Agent.
                                  ---------------------------------------------
Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Section 9.4     Certain Rights of the Administrative Agent.
                                  ------------------------------------------
If the Administrative Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement, the Administrative Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Agreement.

                  Section 9.5     Reliance by Administrative Agent. The
                                  --------------------------------
Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Administrative Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

                  Section 9.6     The Administrative Agent in its Individual
                                  ------------------------------------------
Capacity. The bank serving as the Administrative Agent shall have the same
--------
rights and powers under this Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Administrative Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. The bank acting as the Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

                  Section 9.7     Successor Administrative Agent.
                                  ------------------------------

                  (a) The Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the approval by the Borrower provided that no
                                                              --------
Default or Event of Default shall exist at such time. If no successor Administrative Agent shall have been so appointed, and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $500,000,000.

                  (b) Upon the acceptance of its appointment as the Administrative Agent hereunder by a successor, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. If within forty-five (45) days after written notice is given of the retiring Administrative Agent's resignation under this Section 9.7 no successor Administrative Agent shall have been
           -----------
appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Administrative Agent's resignation shall become effective, (ii) the retiring Administrative Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Administrative Agent under the Loan Documents until such time as the Required Lenders appoint a successor Administrative Agent as provided above. After any retiring Administrative Agent's resignation hereunder, the provisions of this Article IX shall continue
                                                      ----------
in effect for the benefit of such retiring Administrative Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Administrative Agent.

                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1    Notices.
                                  -------

                  (a) Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications to any party herein to be effective shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          To the Borrower:                Watsco, Inc.
                                          2665 South Bayshore Drive, Suite 901
                                          Coconut Grove, Florida 33133
                                          Attention:  Barry Logan, Chief
                                             Financial Officer
                                          Telecopy Number: (305) 858-6898

          With a copy to:                 Moore & Van Allen PLLC
                                          100 North Tryon Street, Suite 4700
                                          Charlotte, North Carolina 28202
                                          Attention: Stephen Hope, Esquire
                                          Telecopy Number: (704) 378-2036

          To the Administrative Agent
             or the Swingline Bank:       SunTrust Bank
                                          200 South Orange Avenue
                                          Orlando, Florida 32801
                                          Attention:  Florida Corporate
                                          Telecopy Number:  (407) 237-6855

          With a copy in each case to:    SunTrust Capital Markets, Inc.
                                          303 Peachtree Street, N. E./25th Floor
                                          Atlanta, Georgia 30308
                                          Attention: Agency Services
                                          Telecopy Number:  (404) 658-4906

          To the Issuing Bank:            SunTrust Bank
                                          25 Park Place, N.E./MC 3706
                                          Atlanta, Georgia 30303
                                          Attention:  Michael E. Sullivan,
                                                            Group Vice President
                                          Telecopy Number:  (404) 588-8129

          To any other Lender:            the address set forth in the
                                          Administrative Questionnaire

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All such notices and other communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the fifth Business Day after the date deposited into the mails or if delivered, upon delivery; provided, that notices delivered to the Administrative
                          --------
Agent, the Issuing Bank or the Swingline Bank shall not be effective until actually received by such Person at its address specified in this Section 10.1.
                                                                  ------------

                  (b) Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Borrower. The Administrative Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Borrower to give such notice and the Administrative Agent and Lenders shall not have any liability to the Borrower or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic or facsimile notice. The obligation of the Borrower to repay the Loans and all other Obligations hereunder shall not be affected in any way or to any extent by any failure of the Administrative Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in any such telephonic or facsimile notice.

                  Section 10.2    Waiver; Amendments.
                                  ------------------

                  (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or any other Loan Document, and no course of dealing between the Borrower and the Administrative Agent or any Lender, shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power hereunder or thereunder. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies provided by law. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.2, and then such
                                                 ------------
waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default or Event of Default at the time.

                  (b) No amendment or waiver of any provision of this Agreement or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders or the Borrower and the Administrative Agent with the consent of the Required Lenders (and, if the Administrative Agent executes and delivers any such amendment, waiver or consent which states that it is being provided by the Administrative Agent in its capacity as such with the consent of the Required Lenders, the Borrower shall be entitled to rely thereon) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that no amendment or waiver shall: (i) increase the Commitment of any
--------
Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or LC Disbursement or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.20(b)
                                                                 ------------ -
or (c) in a manner that would alter the pro rata sharing of payments required
    -
thereby, without the written consent of each Lender, (v) change any of the provisions of this Section 10.2 or the definition of "Required Lenders" or any
                   ------------
other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender; (vi) release any guarantor or limit the liability of any such guarantor under any guaranty agreement; (vii) release all or substantially all of the collateral (if any) securing any of the Obligations; provided further, that no
                                                     -------- -------
such agreement shall amend, modify or otherwise affect the rights, duties or obligations of the Administrative Agent, the Swingline Bank or the Issuing Bank without the prior written consent of such Person.

                  Section 10.3    Expenses; Indemnification.
                                  -------------------------

                  (a) The Borrower shall pay (i) all reasonable, out-of-pocket costs and expenses of the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and its Affiliates, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents and any amendments, modifications or waivers thereof (whether or not the transactions contemplated in this Agreement or any other Loan Document shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket costs and expenses (including, without limitation, the reasonable fees, charges and disbursements of outside counsel and the allocated cost of inside counsel) incurred by the Administrative Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section 10.3, or
                                                                ------------
in connection with the Loans made or any Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

                  (b)     The Borrower shall indemnify the Administrative
Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing (each, an "Indemnitee") against, and hold each of them harmless from, any and all costs, losses, liabilities, claims, damages and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, which may be incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of this Agreement or any other agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of any of the transactions contemplated hereby, (ii) any Loan or Letter of Credit or any actual or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided, that the Borrower shall not be
                                   --------
obligated to indemnify any Indemnitee for any of the foregoing arising out of such Indemnitee's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

                  (c) The Borrower shall pay, and hold the Administrative Agent and each of the Lenders harmless from and against, any and all present and future stamp, documentary, and other similar taxes with respect to this Agreement and any other Loan Documents, any collateral described therein, or any payments due thereunder, and save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such taxes.

                  (d) To the extent that the Borrower fails to pay any amount required to be paid to the Administrative Agent, the Issuing Bank or the Swingline Lender under clauses (a), (b) or (c) hereof, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's Pro Rata Share (determined as of the time that the unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that the unreimbursed expense or indemnified payment,
               --------
claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such.

                  (e) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to actual or direct damages) arising out of, in connection with or as a result of, this Agreement or any agreement or instrument contemplated hereby, the transactions contemplated therein, any Loan or any Letter of Credit or the use of proceeds thereof.

                  (f)     All amounts due under this Section 10.3 shall be
                                                     ------------
payable promptly after written demand therefor.

                  Section 10.4    Successors and Assigns.
                                  ----------------------

                  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void).

                  (b)     Any Lender may at any time assign to one or more
assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of its Commitment and the Loans and LC Exposure at the time owing to it); provided, that (i) except in
                                                    --------
the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire amount of the assigning Lender's Commitment hereunder or an assignment while an Event of Default has occurred and is continuing, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 (unless the Borrower and the Administrative Agent shall otherwise consent), (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) the assigning Lender and the assignee shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee payable by the assigning Lender or the assignee (as determined between such Persons) in an amount equal to $1,000 and (v) such assignee, if it is not a Lender, shall deliver a duly completed Administrative Questionnaire to the Administrative Agent; provided, that any consent of the
                                           --------
Borrower otherwise required hereunder shall not be required if an Event of Default has occurred and is continuing. Upon the execution and delivery of the Assignment and Acceptance and payment by such assignee to the assigning Lender of an amount equal to the purchase price agreed between such Persons, such assignee shall become a party to this Agreement and any other Loan Documents to which such assigning Lender is a party and, to the extent of such interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement, and the assigning Lender shall be released from its obligations hereunder to a corresponding extent (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.17,
                                                                  -------------
2.18 and 2.19 and 10.3. Upon the consummation of any such assignment hereunder,
----     ----     ----
the assigning Lender, the Administrative Agent and the Borrower shall make appropriate arrangements to have new Notes issued if so requested by either or both the assigning Lender or the assignee. Any assignment or other transfer by a Lender that does not fully comply with the terms of this clause (b) shall be treated for purposes of this Agreement as a sale of a participation pursuant to clause (c) below.

                  (c) Any Lender may at any time, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in
                                                               -----------
all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it and its LC Exposure); provided, that (i) such Lender's obligations under this Agreement
           --------
shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations hereunder, and (iii) the Borrower, the Administrative Agent, the Swingline Bank, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement between such Lender and the Participant with respect to such participation shall provide that such Lender shall retain the sole right and responsibility to enforce this Agreement and the other Loan Documents and the right to approve any amendment, modification or waiver of this Agreement and the other Loan Documents; provided, that such participation
                                        --------
agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver of this Agreement described in the first proviso of Section 10.2(b) that affects the Participant.
                                  ------------ -
The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.17, 2.18 and 2.19 to the same extent as if it were a Lender hereunder
-------------  ----     ----
and had acquired its interest by assignment pursuant to paragraph (b); provided,
                                                                       --------
that no Participant shall be entitled to receive any greater payment under
Section 2.17 or 2.19 than the applicable Lender would have been entitled to
------------    ----
receive with respect to the participation sold to such Participant unless the sale of such participation is made with the Borrower's prior written consent. To the extent permitted by law, the Borrower agrees that each Participant shall be entitled to the benefits of Section 2.20 as though it were a Lender, provided,
                            ------------                             --------
that such Participant agrees to share with the Lenders the proceeds thereof in accordance with Section 2.20 as fully as if it were a Lender hereunder. A
                ------------
Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.19 unless the Borrower is notified of such
                            ------------
participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.19(e) as though it were a
                                        ------------ -
Lender hereunder.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its Notes (if any) to secure its obligations to a Federal Reserve Bank without complying with this Section 10.4; provided, that no such pledge or assignment shall
          ------------  --------
release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  (e) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding
                       ---------------
vehicle (an "SPV"), identified as such in writing from time to time by the
             ---
Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided, that (i) nothing herein shall constitute a commitment
                --------
by any SPV to make any Loan and (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of any Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPV shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State contrary in this Section 10.4, any SPV may (i) with notice
                                     ------------
to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV. As this Section 10.4(e) applies to
                                                     ---------------
any particular SPV, this Section 10.4 may not be amended without the written
                         ------------
consent of such SPV.

                  Section 10.5      Governing Law; Jurisdiction; Consent to
                                    ---------------------------------------
Service of Process.
------------------

                  (a) This Agreement and the other Loan Documents shall be construed in accordance with and be governed by the law (without giving effect to the conflict of law principles thereof) of the State of Florida.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the non-exclusive jurisdiction of the United States District Court of the Middle District of Florida, and of any state court of the State of Florida and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Florida state court or, to the extent permitted by applicable law, such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

                  (c) The Borrower irrevocably and unconditionally waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding described in paragraph (b) of this Section 10.5
                                                                   ------------
and brought in any court referred to in paragraph (b) of this Section 10.5. Each
                                                              ------------
of the parties hereto irrevocably waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to the service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement or in any other Loan Document will affect the right of any party hereto to serve process in any other manner permitted by law.

                  Section 10.6      Waiver Of Jury Trial. EACH PARTY HERETO
                                    --------------------
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER

INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.
                                          ------------

                  Section 10.7      Right of Setoff. In addition to any rights
                                    ---------------
now or hereafter granted under applicable law and not by way of limitation of any such rights, each Lender and the Issuing Bank shall have the right, at any time or from time to time upon the occurrence and during the continuance of an Event of Default, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, to set off and apply against all deposits (general or special, time or demand, provisional or final) of the Borrower at any time held or other obligations at any time owing by such Lender and the Issuing Bank to or for the credit or the account of the Borrower against any and all Obligations held by such Lender or the Issuing Bank, as the case may be, irrespective of whether such Lender or the Issuing Bank shall have made demand hereunder and although such Obligations may be unmatured. Each Lender and the Issuing Bank agree promptly to notify the Administrative Agent and the Borrower after any such set-off and any application made by such Lender and the Issuing Bank, as the case may be; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

                  Section 10.8      Counterparts; Effectiveness of Agreement;
                                    ----------------------------------------
Integration. This Agreement may be executed by one or more of the parties to
-----------
this Agreement in any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Notwithstanding execution of this Agreement by the Borrower and each of the Lenders party hereto and satisfaction (or waiver) of each of the conditions set forth in Section 3.1, this Agreement shall not be or become effective and binding upon the parties until executed and accepted by the Administrative Agent in its capacity as such on behalf of the Lenders. This Agreement, the other Loan Documents, and any separate letter agreement(s) relating to any fees payable to the Administrative Agent constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements and understandings, oral or written, regarding such subject matters.

                  Section 10.9      Survival. All covenants, agreements,
                                    --------
representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.17, 2.18, 2.19, and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. All representations and warranties made herein, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and the making of the Loans and the issuance of the Letters of Credit.

                  Section 10.10     Severability. Any provision of this
                                    ------------
Agreement or any other Loan Document held to be illegal, invalid or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such illegality, invalidity or unenforceability without affecting the legality, validity or enforceability of the remaining provisions hereof or thereof; and the illegality, invalidity or unenforceability of a particular provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 10.11     Confidentiality. Each of the Administrative
                                    ---------------
Agent, the Issuing Bank and each Lender agrees to take normal and reasonable precautions to maintain the confidentiality of any information designated in writing as confidential and provided to it by the Borrower or any Subsidiary, except that, subject to taking such normal and reasonable precautions to maintain the confidentiality thereof, such information may be disclosed by the Administrative Agent, the Issuing Bank and any Lender (i) to any Related Party of the Administrative Agent, the Issuing Bank or any such Lender, including without limitation accountants, legal counsel and other advisors, provided, that
                                                                  --------
such Related Party agrees to be bound by the provisions of this Section 10.11,
                                                                -------------
(ii)
to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (iii) to the extent requested by any regulatory agency or authority, (iv) to the extent that such information becomes publicly available other than as a result of a breach of this Section 10.11, or which becomes
                                           -------------
available to the Administrative Agent, the Issuing Bank, any Lender or any Related Party of any of the foregoing on a nonconfidential basis from a source other than the Borrower, (v) in connection with the exercise of any remedy hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, and (vi) subject to provisions substantially similar to this Section 10.11, to any actual or prospective assignee or
                -------------
Participant, or (vii) with the consent of the Borrower. Any Person required to maintain the confidentiality of any information as provided for in this Section
                                                                        -------
10.11 shall be considered to have complied with its obligation to do so if such
-----
Person has exercised the same degree of care to maintain the confidentiality of such information as such Person would accord its own confidential information.

                  Section 10.12     Interest Rate Limitation. Notwithstanding
                                    ------------------------
anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which may be treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate of interest (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by a Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 10.12 shall be cumulated
                                             -------------
and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by such Lender.

                   [Balance of page left intentionally blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal in the case of the Borrower by their respective authorized officers as of the day and year first above written.

                                      WATSCO, INC.

                                      By: /s/ Ana Menendez
                                          --------------------------------------
                                          Name:  Ana Menendez
                                          Title: Vice President-Treasurer

                                      [SEAL]

                                      SUNTRUST BANK, as Administrative Agent, as
                                      Issuing Bank, as Swingline Lender and as a Lender

                                      By: /s/ Edward E. Wooten
                                          --------------------------------------
                                          Name:  Edward E. Wooten
                                          Title: Director

                                      Revolving Commitment:          $40,000,000

                                      Swingline Commitment:          $15,000,000

                                      BANK OF AMERICA, N.A., as a Lender

                                      By: /s/ Alexander L. Roddy
                                          --------------------------------------
                                          Name:  Alexander L. Roddy
                                          Title: Senior Vice President

                                      Revolving Commitment:  $27,500,000

                                      MIZUHO CORPORATE BANK, LIMITED, as a
                                      Lender

                                      By: /s/ James W. Masters
                                          --------------------------------------
                                          Name:  James W. Masters
                                          Title: Senior Vice President

                                      Revolving Commitment:  $27,500,000

                                      WACHOVIA BANK, NATIONAL ASSOCIATION, as a
                                      Lender

                                      By: /s/ David L. Driggers
                                          --------------------------------------
                                          Name:  David L. Driggers
                                          Title: Managing Director

                                      Revolving Commitment:  $27,500,000

                                      FIRSTAR BANK, NATIONAL ASSOCIATION, as a
                                      Lender

                                      By: /s/ Richard J. Popp
                                          --------------------------------------
                                          Name:  Richard J. Popp
                                          Title: Vice President

                                      Revolving Commitment:  $22,500,000

                                      COMERICA BANK, as a Lender

                                      By: /s/ Gerald R. Finney, jr.
                                          --------------------------------------
                                          Name:  Gerald R. Finney, jr.
                                          Title: Vice President

                                      Revolving Commitment:  $20,000,000

                                      THE NORTHERN TRUST COMPANY, as a Lender

                                      By: /s/ Susan Kaminski
                                          --------------------------------------
                                          Name:  Susan Kaminski
                                          Title: Vice President

                                      Revolving Commitment:  $20,000,000

                                      REGIONS BANK, as a Lender

                                      By: /s/ Anthony D. Nigro
                                          --------------------------------------
                                          Name:  Anthony D. Nigro
                                          Title: Vice President

                                      Revolving Commitment:  $15,000,000

                                      JPMORGAN CHASE BANK, as a Lender

                                      By: /s/ Michael D. Pickerd
                                          --------------------------------------
                                          Name:  Michael D. Pickerd
                                          Title: Senior Vice President

                                      Revolving Commitment:  $15,000,000

                                      ISRAEL DISCOUNT BANK OF NEW YORK, as a
                                      Lender

                                      By: /s/ Roberto R. Munoz
                                          --------------------------------------
                                          Name:  Roberto R. Munoz
                                          Title: First Vice President

                                      Revolving Commitment:  $10,000,000